Exhibit 10.9

DISBURSEMENT REQUEST

Date: December 17th, 2024
To: Bradesco Grand Cayman
Att.: Mr. Sergio Dorea

Dear Sirs,

We refer to the export credit facility placed at our disposal and hereby would like to request you please to make disbursement creating an export financing in US$, in our name, as per the Credit Agreement dated as of December 17th, 2024 as follows:

Exporter: MINERACAO APOENA S.A.
Value Date: Until January 24th, 2025
Tenor: Until 1440 days.
Final Maturity Date: December 05th, 2028

Please remit the amount of US$. 43.000.000,00 (Forty Three Million United States Dollars) to the credit of Bradesco’s Head Office new account no 070006006 with value date Until January 24th, 2025

Financing instructions:

The Borrower shall repay the outstanding principal amount of the Advance in 03 (Three) installments due and payable in the amounts and dates (each such date, a “Repayment Date”) as follows:

US$. 14.333.333,33 on December 16th, 2026;

US$. 14.333.333,33 on December 10th, 2027;

US$. 14.333.333,34 on December 05th, 2028 the “Final Maturity Date”) in which the unpaid principal amount of the Advance shall be due and payable in total).

Interest: shall be payable quarterly basis from disbursement date, at the interest rate equal to 6,500000%p.a. (Six Point Five Zero Zero Zero Zero Zero percent per annum). (“Interest Rate”).

The interest shall be computed on the basis of the year of 360 days for the actual number of days elapsed up to, but not including the date on which payment in full of the outstanding balance is made.

Upon creation of the advance please let us know through your Intl. Dept. the disbursement date, interest for the period, interest rate used and principal and interest repayment schedule quoting their ref.: MINERACAO APOENA S.A. - PREPAG.

Regards,

/s/ Frederico Izaias Silva

MINERACAO APOENA S.A.

Page 1 | 1

LOAN AGREEMENT	CONTRATO DE MÚTUO

Table I - Lender

Exact name as specified in its Corporate Documentation BANCO BRADESCO S.A., acting through its Grand Cayman Branch
Jurisdiction of incorporation or organization Grand Cayman

Address for notices and communication

75 Fort Street, Appleby Tower 5th Floor, Georgetown - KY1-1109 – P.O. Box 1818,

Grand Cayman, Cayman Islands

Attention: General Manager – Mrs. Sergio Dorea

Telephone: (352) 25 41 31 300

Fax: (352) 25 41 39

EMAIL: sergio.dorea@bradesco.com.br

Tabela I – Credor

Nome exato conforme especificado em sua documentação corporativa Banco Bradesco S.A., agindo por meio de sua Filial de Grand Cayman
Jurisdição de Constituição ou organização Grand Cayman

Endereço para notificações e comunicação

75 Fort Street, Appleby Tower 5th Floor, Georgetown - KY1-1109 – P.O. Box 1818,

Grand Cayman, Cayman Islands

Attention: Gerente Geral - Mrs. Sergio Dorea

Telephone: (352) 25 41 31 300

Fax: (352) 25 41 39

e-Mail: sergio.dorea@bradesco.com.br

Table II - Borrower

Exact name MINERACAO APOENA S.A.
Jurisdiction Brazil	Taxpayer Identification Number 10.302.599/0001-71

Address for notices and communication

Address: Faz. Ernesto Soares de Carvalho, s/n Zona Rural, Pontes e Lacerda/MT

CEP: 78.250-000

Attention: ALINE AQUINO DE FREITAS

Telephone: (65) 3266-8319

Email: aline.freitas@auraminerals.com

LOAN AGREEMENT	CONTRATO DE MÚTUO

Tabela II – Devedora

Nome exato conforme especificado em sua documentação corporativa MINERACAO APOENA S.A.
Jurisdição de Constituição ou organização Brasil	Número de identificação de contribuinte 10.302.599/0001-71

Endereço para notificações e comunicação

Endereço: Faz. Ernesto Soares de Carvalho, s/n Zona Rural, Pontes e Lacerda/MT

CEP: 78.250-000

A/C: Aline Aquino De Freitas

Telefone: (65) 3266-8319

e-Mail: aline.freitas@auraminerals.com

Table III – General Conditions

Agreement Date	December 17th, 2024
Guarantor/Standby Issuer	BANCO BRADESCO S.A.
Use of Proceeds	Used solely to finance the Borrower’s export activities in the regular course of its business, which is acknowledged to be the exportation of “Ouro”
Disbursement Date of Loan	Begins on the date hereof and shall end on 01 (One) months.
Base Rate/Interest Rate	6,500000%p.a. (Six Point Five Zero Zero Zero Zero Zero percent per annum)
Form of Repayment of Loan	03 (Three) equal installments due and payable annually on each Principal Repayment Date
Interest Payment Date(s)	16 (Sixteen) equal installments due and payable quarterly on each Interest Repayment Date.
Interest Period	Starting (i) for the first Interest Period of a Loan, on the Disbursement Date of such Loan (included) and ending on the first Interest Payment Date thereafter (excluded) and (ii) for each subsequent Interest Period, on an Interest Payment Date (included) and ending on the next following Interest Payment Date (excluded)
Principal Amount	US$. 43.000.000,00 (Forty Three Million United States Dollars)
Principal Repayment Dates (if applicable)	US$. 14.333.333,33 on December 16th, 2026; US$. 14.333.333,33 on December 10th, 2027; US$. 14.333.333,34 on December 05th, 2028;
Maturity Date	Payable until 1440 (One Thousand Four Hundred Forty ) days from the disbursement date.

LOAN AGREEMENT	CONTRATO DE MÚTUO
Lenders Account

If the Loan is denominated in Dollar: Bank of America, New York (BOFAUS3N) in favor of Banco Bradesco S.A. Grand Cayman Branch (BBDEKYKY), Account Number 6550352026.

If the Loan is denominated in Euro: Standard Chartered Bank - Frankfurt - Germany Swift: SCBLDEFX - Beneficiary: Banco Bradesco S.A. Grand Cayman Branch - Swift: BBDEKYKY

Tabela III Condições Gerais

Data do Contrato	17 de Dezembro de 2024
Garantidor/Emitente Standby	BANCO BRADESCO S.A.
Uso das Receitas Tomadas em Emprestimo	Utilizadas somente para financiar as atividades exportadoras da Devedora durante o curso normal de seus negócios, reconhecidas como exportação de “Ouro”
Data de Desembolso do Emprestimo	Começa nesta data e terminará em 01 (Um) mês.
Taxa Base /Taxa de Juros	6,500000% a.a. (Seis Vi’rgula Cinco Zero Zero Zero Zero Zero por cento ao ano).
Modelo de Reembolso do Empréstimo	03 (Três) parcelas iguais devidas e pagáveis anualmente em cada Data de Reembolso do Principal
Data(s) de Pagamento de Juros	16 (dezesseis) parcelas iguais, devidas e pagáveis trimestralmente em cada Data de Reembolso de Juros.
Periodo de Juros	Iniciando (i) para o primeiro Período de Juros de um Empréstimo, na Data de Desembolso desse Empréstimo (incluída) e terminando na primeira Data de Pagamento de Juros (excluída) e (ii) para cada Período de Juros subsequente, na Data de Pagamento de Juros (incluída) e terminando na Data de Pagamento de Juros imediatamente seguinte (excluída)
Valor do Principal	US$. 43.000.000,00 (Quarenta e Três Milhões, Dólares dos Estados Unidos da América)
Datas de Reembolso de Principal (se aplicável)	US$.14.333.333,33 em 16 de dezembro de 2026; US$.14.333.333,33 em 10 de dezembro de 2027; US$.14.333.333,34 em 05 de dezembro de 2028;
Data de Vencimento	Pagável até 1.440 (Mil e Quatrocentos e Quarenta) dias a partir da data do desembolso.

LOAN AGREEMENT	CONTRATO DE MÚTUO
Contas do Credor

Se o Empréstimo for denominado em Dólar: Bank of America, New York (BOFAUS3N) in favor of Banco Bradesco S.A. Grand Cayman Branch (BBDEKYKY), Account Number 6550352026.

Se o Empréstimo for denominado em EURO: Standard Chartered Bank – Frankfurt – Germany Swift: SCBLDEFX - Beneficiary: Banco Bradesco S.A. Grand Cayman Branch – Swift: BBDEKYKY

Table IV – Process Agent

Exact name as specified in its Corporate Documentation [Not applicable]
Address for notices [Not applicable]

Tabela IV – Agente de Citação

Nome exato conforme especificado em sua Documentação Corporativa [Não Aplicável]
Endereços de citação [Não Aplicável]

This LOAN AGREEMENT, dated as of the Agreement Date is made between the Lender and the Borrower.	O presente CONTRATO DE EMPRÉSTIMO, datado da Data do Contrato, é celebrado entre o Credor e a Devedora.

RECITALS	CONSIDERANDOS

WHEREAS, the Borrower has requested the Lender to grant a loan equal to the Principal Amount (the “Loan”) for term loan purposes related to the use of proceeds as defined in Table III - General Conditions; and	CONSIDERANDO QUE, a Devedora pediu que o Credor concedesse um empréstimo (o “Empréstimo”) para as finalidades de empréstimo a prazo relacionadas ao uso das receitas definido na Tabela III – Condições Gerais; e

WHEREAS, the Borrower will use the proceeds arising from its exports to repay the Loan hereunder; and	CONSIDERANDO QUE, a Devedora vai utilizar as receitas derivadas de suas exportações para reembolsar este Empréstimo; e

WHEREAS, the Lender has expressed its willingness to grant to the Borrower the Loan subject to the terms and conditions	CONSIDERANDO QUE o Credor expressou sua decisão de conceder o Empréstimo à Devedora, sujeito aos termos e condições

LOAN AGREEMENT	CONTRATO DE MÚTUO
set forth in this loan agreement (the “Agreement”).	estipulados no presente Contrato de Empréstimo (o “Contrato”).

NOW, THEREFORE, in consideration of the mutual understanding contained herein, the parties hereby agree as follows:	ISTO POSTO, em contraprestação pelo entendimento Empréstimo contido neste instrumento, as partes têm entre si justo e acordado como segue:

1. DEFINITIONS.	1. DEFINIÇÕES.

A. As used in the Loan Documents and in the Exhibits hereto, the following terms shall have the following meanings indicated opposite to them:	A. Conforme usados nos Documentos do Empréstimo e nos Anexos deste instrumento, os termos a seguir deverão ter os seguintes significados indicados em frente a eles:

“Affiliate”: shall mean, in respect of the Borrower, any Person directly or indirectly controlling, controlled by, or under common control with, any other Person. For this purpose, “Control” of any Person means the direct or indirect control of any company, as defined in article 116 of the Brazilian Law on Joint Stock Companies (LAW No. 6. 404, OF 15 DECEMBER 1976), or the capacity attributed to a certain shareholder, whether a natural person or a group of persons bound by a voting agreement or under common control, to grant a permanent majority of votes of the shareholders attending the general shareholders’ meeting (or equivalent deliberative body), which ensures the power to elect the majority of the members of the board of directors (or equivalent deliberative body), and which uses its power to direct the corporate activities and guide the functioning of the bodies of any Person, whether by contract or otherwise.	“Afiliada: deverá significar, a respeito de uma Devedora, qualquer Pessoa que, direta ou indiretamente, controlar outra Pessoa, for controlada por ela, ou estiver sob seu controle comum. Para tanto, “Controle” de qualquer Pessoa significa o controle, direto ou indireto, de qualquer sociedade, conforme definido no artigo 116 da Lei das Sociedades por Aqoes (LEI No 6.404, DE 15 DE DEZEMBRO DE 1976), ou a capacidade atribu^da a determinado acionista pessoa natural ou jundica, ou grupo de pessoas vinculadas por acordo de voto ou sob controle comum, de garantir a maioria permanente dos votos dos acionistas que comparecerem as reunioes da assembleia geral de acionistas (ou órgão deliberativo equivalente), que assegure o poder de eleger a maioria dos membros do conselho de administração (ou órgão deliberativo equivalente), e que usa o seu poder para dirigir as atividades sociais e orientar o funcionamento dos órgãos de qualquer Pessoa, quer seja por contrato ou de outro modo.

“Agreement”: shall have the meaning as such term is defined in the Recitals.	“Contrato”: deverá ter o significado conforme esse termo é definido nos Considerandos.

LOAN AGREEMENT	CONTRATO DE MÚTUO
“Agreement Date”: shall have the meaning as such term is defined in Table III - General Conditions.	“Data do Contrato”: deverá ter o significado conforme esse termo é definido na Tabela III – Condições Gerais.

“Borrower”: shall have the meaning as such term is defined in Table II - Borrower.	“Devedora”: deverá ter o significado conforme esse termo é definido na Tabela II – Devedora.

“Brazil”: shall mean the Federative Republic of Brazil.	“Brasil”: deverá significar a República Federativa do Brasil.

“Brazilian GAAP”: shall mean the generally accepted accounting principles in Brazil, which are based on the Brazilian corporation law and the accounting standards issued by the Federal Accounting Board (Conselho Federal de Contabilidade - CPC), in each case as in effect from time to time.	“GAAP do Brasil”: deverá significar os princípios contábeis geralmente aceitos no Brasil, que se baseiam na lei de sociedades brasileira e os padrões contábeis emitidos pelo Conselho Federal de Contabilidade – CPC, em cada caso, conforme em vigor periodicamente.

“Business Day”: shall mean any day other than a day on which commercial banks in New York, Sao Paulo and Luxembourg are required or authorized to close for business. When any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the Interest Period and Interest will also be due for such extended date.	“Dia Útil”: deverá significar qualquer dia, exceto um dia no qual os bancos comerciais em Nova York, São Paulo e Luxemburgo são exigidos ou autorizados a permanecer fechados para atividades comerciais. Quando qualquer pagamento nos termos do Documentos do Empréstimo for declarado como sendo devido em um dia, exceto um Dia Útil, esse pagamento deverá ser feito no Dia Útil imediatamente seguinte e essa prorrogação de prazo deverá ser incluída no cálculo do Período de Juros e os Juros também serão devidos para essa data prorrogada.

“Central Bank” shall mean the Banco Central do Brasil.	“Banco Central” deverá significar o Banco Central do Brasil.

“Change of Control”: shall mean, for any Affiliate or the Borrower, transfer of Control as defined on Affiliate definition above, and change of the ability, directly or indirectly, to direct or cause the direction of the management and policies of such	“Mudança de Controle”: deverá significar, para qualquer Afiliada ou a Devedora, a transferência do Controle, conforme definido acima na Definição de Afiliada, e a mudança na capacidade, direta ou indiretamente, de dirigir ou providenciar a direção da administração e

LOAN AGREEMENT	CONTRATO DE MÚTUO
Affiliate or the Borrower, whether by contract or otherwise.	das políticas dessa Afiliada ou da Mutuária, quer seja por contrato ou de outro modo.

“EUR”: the lawful currency of the European Union.	“EUR”: deverá significar a moeda legal da União Europeia.

“Event of Default”: shall have the meaning as such term is defined in Section 11.	“Evento de Inadimplemento”: deverá ter o significado conforme esse termo é definido na Cláusula 11.

“Executive Order”: shall have the meaning as such term is defined in Section 9.A.0.	“Ordem do Executivo”: deverá ter o significado conforme esse termo é definido na Cláusula 9.A.0.

“FATCA” means: (a) sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service the US government or any governmental or taxation authority in any other jurisdiction;	“FATCA” significa: (a) os artigos 1471 a 1474 do Código da Receita Federal de 1986 dos Estados Unidos ou quaisquer regulamentos associados; (b) qualquer tratado, lei ou regulamento de qualquer outra jurisdição, ou em relação a um acordo intergovernamental entre os EUA e qualquer outra jurisdição, que (em qualquer caso) facilitar a implementação de qualquer lei ou regulamento previsto no parágrafo (a) acima; ou (c) qualquer contrato de acordo com a implementação de qualquer tratado, lei ou regulamento previsto nos parágrafos (a) ou (b) acima com o Serviço da Receita Federal norte-americano, o governo norte-americano ou qualquer autoridade governamental ou tributária em qualquer outra jurisdição.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA	“Dedução Exigida pela FATCA” significa uma dedução ou retenção de um pagamento nos termos de um Documento do Empréstimo exigida pela FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.	“Parte Isenta Conforme a FATCA” significa a Parte que tiver o direito de receber pagamentos livres de qualquer Dedução Exigida pela FATCA.

LOAN AGREEMENT	CONTRATO DE MÚTUO
“Guarantor” shall have the meaning as such term is defined in Table III.	“Garantidor” deverá ter o significado conforme esse termo é definido na Tabela III.

“Interest”: shall have the meaning as such term is defined in Section 4 (a).	“Juros”: deverão ter o significado conforme esse termo é definido na Cláusula 4 (a).

“Interest Rate”: shall have the meaning as such term is defined in Table III – General Conditions.	“Taxa de Juros”: deverá ter o significado conforme esse termo é definido na Tabela III – Condições Gerais.

“Lender”: shall have the meaning as such term is defined in Table I – Lender.	“Credor”: deverá ter o significado conforme esse termo é definido na Tabela I – Credor.

“Loan”: shall have the meaning as such term is defined in the Recitals.	“Empréstimo”: deverá ter o significado conforme esse termo é definido nos Considerandos.

“Loan Documents”: shall mean this Agreement, the Standby Letter of Credit, and any other instrument, agreement or other document now or hereafter delivered by the Borrower to the Lender in connection with this Agreement and which the Borrower and the Lender agree shall be designated a “Loan Document”.	“Documentos do Empréstimo”: deverão significar o presente Contrato, a Carta de Crédito Standby, e qualquer outro instrumento, contrato ou outro documento no presente ou no futuro entregue pela Devedora ao Credor a respeito de presente Contrato e que a Devedora e o Credor concordarem que deverá ser designado “Documento do Empréstimo”.

“Material Adverse Effect”: shall mean a material adverse effect on, or a material adverse effect in (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lender under the Loan Documents.	“Efeito Prejudicial Substancial”: deverá significar um efeito prejudicial substancial, ou um efeito prejudicial substancial (a) nos negócios, ativos, operações, perspectivas ou condição, financeira ou de outro modo, da Devedora ou da Devedora e de suas Subsidiárias consideradas como um todo, (b) na capacidade da Devedora de cumprir qualquer uma de suas obrigações nos termos de qualquer Documento do Empréstimo ou (c) nos direitos ou benefícios disponíveis para o Credor nos termos do Documentos do Empréstimo.

LOAN AGREEMENT	CONTRATO DE MÚTUO
“Maturity Date”: shall have the meaning as such term is defined in Table III – General Conditions.	“Data de Vencimento”: deverá ter o significado conforme esse termo é definido na Tabela III – Condições Gerais.

“OFAC”: shall mean U.S. Treasury Department Office of Foreign Assets Control.	“OFAC”: deverá significar a Agência de Controle de Ativos Estrangeiros do Departamento do Tesouro Norte-Americano.

“Other Taxes” shall have the meaning as such term is defined in Section 6.B.	“Outros Impostos” deverão ter o significado conforme esse termo é definido na Cláusula 6.B.

“Party”: shall mean any of the Borrower or the Lender.	“Parte”: deverá significar qualquer da Devedora ou o Credor.

“Penalty Amount”: as such term is defined in Section 4.D.	“Valor de Multa”: conforme esse termo é definido na Cláusula 4.D.

“Person”: shall mean any individual, association, consortium, corporation, partnership, joint venture, trust, unincorporated organization, government (or any agency or political subdivision thereof), or other entity of whatever nature and whether or not having separate legal personality.	“Pessoa”: deverá significar qualquer pessoa física, associação, consórcio, sociedade por ações, sociedade de pessoas, joint venture, fundo, organização sem personalidade jurídica, governo (ou qualquer agência ou respectiva subdivisão política), ou outra entidade de qualquer natureza e quer tenha ou não personalidade jurídica separada.

“Reais”: shall mean the lawful currency of the Brazil.	“Reais”: deverão significar a moeda legal do Brasil.

“Restricted Person”: shall have the meaning as such term is defined in Section 9.A.0.	“Pessoa Restrita”: deverá ter o significado conforme esse termo é definido na Cláusula 9.A.0.

“Sanction”: shall mean any economic or financial sanctions or trade embargoes imposed, enacted, administered or enforced from time to time by any of (i) the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, the United Kingdom government (including Her Majesty’s Treasury and the Department for Business, Energy &	“Sanção”: deverá significar quaisquer sanções econômicas ou financeiras ou embargos comerciais impostos, promulgados, administrados ou aplicados periodicamente, individualmente (i) pela Agência de Controle de Ativos Estrangeiros (“OFAC”), pelo Departamento de Estado Norte-Americano, pelo Conselho de Segurança das Nações Unidas, pela União Europeia, pelo governo do Reino Unido (inclusive

LOAN AGREEMENT	CONTRATO DE MÚTUO
Industrial Strategy) or any other relevant Sanctions authority.	Her Majesty’s Treasury e o Departamento de Negócios, Energia e Estratégia Industrial) ou qualquer outra autoridade relevante que imponha Sanções.

“Standby Letter of Credit”: shall have the meaning as such term is defined in Section 5, substantially in the form of Exhibit A hereto.	“Carta de Crédito Standby”: deverá ter o significado conforme esse termo é definido na Cláusula 5, substancialmente na forma do Anexo A deste instrumento.

“Subsidiary”: shall mean, as to any Person or other entity of which capital stock having ordinary voting rights (other than capital stock having such right only by reason of the opening of insolvency proceedings) to elect a majority of the members of the board of directors (or similar governing body) or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.	“Subsidiária”: deverá significar, a respeito de qualquer Pessoa ou outra entidade da qual o capital social tendo direitos ordinários a voto (exceto capital social tendo esse direito somente em virtude da instauração de processos de insolvência) de eleger uma maioria dos membros do conselho de administração (ou órgão regente similar) ou outros gerentes dessa sociedade por ações, sociedade de pessoas ou outra entidade for na época detido, ou cuja administração for de outro modo controlada, direta ou indiretamente, por um ou mais intermediários, ou ambos, por essa Pessoa.

“Taxes” shall have the meaning as such term is defined in Section 6.A.	“Impostos” deverão ter o significado conforme esse termo é definido na Cláusula 6.A.

“Total Amount”: shall have the meaning as such term is defined in the Preamble.	“Quantia Total”: deverá ter o significado conforme esse termo é definido no Preâmbulo.

“US$”: shall mean the lawful currency of the United States of America.	“US$”: deverá significar a moeda legal dos Estados Unidos da América.

B. Unless a contrary indication appears, any reference in this Agreement to:	B. A menos que uma indicação contrária apareça, qualquer referência no presente Contrato:

(i) the "Lender", the "Borrower" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its	(i) ao "Credor", à "Devedora" ou a qualquer "Parte" deverá ser interpretada de forma a incluir seus sucessores em titularidade, cessionários autorizados e beneficiários de transferência autorizados

LOAN AGREEMENT	CONTRATO DE MÚTUO
rights and/or obligations under the Loan Documents;	de seus direitos e/ou obrigações nos termos do Documentos do Empréstimo;

(ii) "assets" includes present and future properties, revenues and rights of every description;	(ii) "ativos" inclui bens, receitas e direitos de todo tipo, atuais e futuros;

(iii) a "Loan Document" or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Loan Document or other agreement or instrument;	(iii) um "Documento do Empréstimo" ou qualquer outro contrato ou instrumento é uma referência a esse Documento do Empréstimo ou outro contrato ou instrumento e as respectivas alterações, novações, complementos, prorrogações, consolidações (quer sejam fundamentais e quer sejam ou não mais onerosos) ou substituições e inclui qualquer alteração na finalidade, qualquer prorrogação ou qualquer aumento em qualquer linha de crédito ou o acréscimo de qualquer nova linha de crédito nos termos desse Documento do Empréstimo ou outro contrato ou instrumento;

(iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;	(iv) "dívida" inclui qualquer obrigação (quer seja incorrida como contratante ou como avalista) para o pagamento ou reembolso de valor monetário, quer seja presente ou futura, real ou contingente;

(v) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization;	(v) um "regulamento" inclui qualquer regulamento, norma, diretiva oficial, solicitação ou diretriz (quer tenha ou não força de lei) de qualquer órgão governamental, intergovernamental ou supranacional, agência, departamento ou de qualquer autoridade regulamentar, de auto-regulamentação ou outra autoridade ou organização;

(vi) a provision of law is a reference to that provision as amended or re-enacted; and	(vi) uma disposição da lei é uma referência a essa disposição conforme tiver sido alterada ou novamente promulgada; e

(vii) a time of day is a reference to Luxembourg time (CET).	(vii) um horário do dia é uma referência ao horário de Luxemburgo (CET).

LOAN AGREEMENT	CONTRATO DE MÚTUO
C. Section, Clause and Schedule headings are for ease of reference only.	C. Os títulos das Cláusulas, Itens e Apensos se destinam para referência somente.

D. Unless a contrary indication appears, a term used in any other Loan Document or in any notice given under or in connection with any Loan Document has the same meaning in that Loan Document or notice as in this Agreement.	D. A menos que uma indicação contrária apareça, um termo usado em qualquer outro Documento do Empréstimo ou em qualquer notificação entregue nos termos ou a respeito de qualquer Documento do Empréstimo tem o mesmo significado nesse Documento do Empréstimo ou notificação que no presente Contrato.
Aura Minerals Group: means Aura Minerals and/or controlled companies.	Grupo Aura Minerals: significa a Aura Minerals e/ou empresas Controladas

2. TOTAL AMOUNT OF THE LOAN.	2. VALOR TOTAL DO EMPRÉSTIMO.

A. Upon satisfaction of all conditions precedent listed in Clause 8 (Conditions Precedent), the Lender shall make, available to Borrower a Loan in an aggregate amount equal to the Principal Amount subject to the terms and conditions set forth below, all of which must be fulfilled to the reasonable satisfaction of the Lender, and subject to the Lender's availability of funds.	A. Mediante o cumprimento de todas as condições suspensivas relacionadas na Cláusula 8 (Condições Suspensivas), o Credor deverá disponibilizar para a Devedora um Empréstimo em um valor total igual ao Valor do Principal, observando-se os termos e condições previstos abaixo, todos os quais deverão ser cumpridos para a satisfação razoável do Credor, e sujeito à disponibilidade de fundos do Credor.

3. MATURITY DATE.	3. DATA DE VENCIMENTO.

A. The Loan borrowed hereunder shall be repaid in accordance with the Maturity Date provisions set out in Table III – General Conditions.	A. O Empréstimo tomado nos termos deste instrumento deverá ser reembolsado de acordo com as disposições de Data de Vencimento estabelecidas na Tabela III – Condições Gerais.

4. INTEREST PAYMENTS.	4. PAGAMENTOS DE JUROS.

A. Interest shall accrue on the outstanding principal amount of the Loan from time to time and shall be payable in accordance with the Interest Payment Date provisions set out in Table III – General Conditions. (“Interest”). Interest shall be computed on the basis of the year of 360 days for the actual number of days elapsed up to, but	A. Sobre a quantia pendente do principal do Empréstimo incorrerão juros, de tempos em tempos, os quais serão pagáveis de acordo com as disposições de Data de Pagamento de Juros estabelecidas na Tabela III – Condições Gerais. (“Juros”). Os juros serão computados com base em um ano de 360 dias e o número real de dias

LOAN AGREEMENT	CONTRATO DE MÚTUO
not including the date on which payment in full of the outstanding balance is made, at the rate per annum equal to the Interest Rate. Each determination by the Lender of the interest due shall be conclusive and binding for all purposes absent manifest error.	transcorridos até, mas não incluindo, a data na qual o pagamento integral do saldo pendente for efetuado, à taxa anual igual à Taxa de Juros. Cada determinação pelo Credor dos juros devidos será conclusiva e vinculatória para todas as finalidades na ausência de erro manifesto.

B. Interest shall be payable on each Interest Payment Date or at the date the outstanding principal balance of the Loan is due whether by acceleration or otherwise.	B. Juros serão pagáveis em cada Data de Pagamento de Juros ou na data na qual o saldo do principal do Empréstimo em aberto for devido, quer seja por antecipação ou de outro modo.

C. If any amount due hereunder on the Loan, including principal, interest, fees, premiums, expenses or any other amount, is not paid when due (whether at maturity, by acceleration or otherwise), then interest shall bear at a rate per annum which is equal to the Interest Rate plus 2% (two percent) from the due date thereof to the date said amount is paid in full to the satisfaction of the Lender plus a penalty fee equivalent to 2% (two percent).	C. Se qualquer valor devido nos termos deste instrumento sobre o Empréstimo, inclusive principal, juros, taxas, ágio, despesas ou qualquer outro valor, não for pago no vencimento (quer seja no vencimento, por antecipação ou de outro modo), então, juros deverão incidir a uma taxa anual igual à Taxa de Juros mais 2% (dois por cento), para cada dia contado a partir da respectiva data de vencimento até o pagamento integral e efetivo que seja considerado satisfatório ao Credor, mais uma multa equivalente a 2% (dois por cento).

D. The Borrower may prepay the Loan in whole or in part together with interest accrued on the amount of said prepayment to the date of such prepayment upon at least thirty (30) Business Days irrevocable written notice to the Lender, provided that, the Borrower shall reimburse the Lender, within 3 (three) Business Days after demand, for any and all actual loss or expense (including but not limited to loss in reinvesting funds including margin, administrative costs and expenses and any processing or other bank charges) which the Lender may sustain or incur as a consequence of such prepayment, as set forth in a certificate delivered to the Borrower by the Lender (“Penalty	D. A Devedora pode pagar antecipadamente o Empréstimo total ou parcialmente juntamente com os juros resultantes sobre a quantia do referido pagamento antecipado até a data desse pagamento antecipado por ocasião de uma notificação irrevogável por escrito com antecedência mínima de 30 (trinta) Dias Úteis ao Credor, desde que, a Devedora reembolse o Credor, no prazo de 3 (três) Dias Úteis após demanda, por todo e qualquer custo ou despesa real (incluindo, sem limitação, a perda em fundos de reinvestimento, incluindo custos e despesas de margem, administrativos e de qualquer processo ou outros encargos bancários), dentro de práticas de

LOAN AGREEMENT	CONTRATO DE MÚTUO
Amount”), according to market practices, which certificate shall be conclusive absent manifest error. Any prepayment shall be in a minimum amount equal to 25% (twenty-five per cent) of the Total Amount and, if in part, in multiples of US$ 100,000 (one hundred thousand United States Dollars and NO/100). Any amounts received pursuant to this sub-section including any Penalty Amount shall be applied by the Lender in a manner and in order as the Lender shall deem to be necessary and appropriate, in its sole discretion.	mercados, que o Credor possa sofrer ou incorrer em decorrência desse pagamento antecipado, conforme estabelecido em um certificado entregue à Devedora pelo Credor (“Quantia de Multa”) cujo certificado será conclusivo sem a presença de erro manifesto. Qualquer pagamento antecipado será em uma quantia mínima igual a 25% (vinte e cinco por cento) da Quantia Total e, se parcial, em múltiplos de US$ 100.000,00 (cem mil Dólares Norte-Americanos). Quaisquer quantias recebidas em conformidade com este item, incluindo qualquer Quantia de Multa, serão aplicadas pelo Credor na maneira e na ordem conforme o Credor considere necessário e apropriado a seu critério exclusivo.

5. STANDBY LETTER OF CREDIT	5. CARTA DE CRÉDITO STANDBY

A. As further considerations for the Lender agreeing to enter into the Loan Documents and as guarantee for all of the obligations of the Borrower vis-à-vis the Lender under the Loan Documents, and this Agreement, the Borrower shall cause to be delivered by the Guarantor/Standby Issuer a Standby Letter of Credit (“Standby”) to the benefit of the Bank and substantially in the form attached as Exhibit A hereto (“Standby Letter of Credit”).	A. Em contraprestação adicional pela concordância pelo Credor em celebrar os Documentos do Empréstimo e como garantia para todas as obrigações da Devedora vis-à-vis p Credor nos termos dos Documentos do Empréstimo, e do presente Contrato, a Devedora providenciará para que seja entregue pelo Garantidor/Emitente Standby uma Carta de Crédito Standby (“Standby”) para o benefício do Banco e substancialmente no modelo anexado como Anexo A a este instrumento (“Carta de Crédito Standby”).

6. PAYMENT, RIGHT OF OFFSET	6. PAGAMENTO, DIREITO DE COMPENSAÇÃO

A. All payments of principal and interest and all other payment of any kind to be made by Borrower under the Loan Documents shall be paid to the Lenders Account, as indicated in Table III – General Conditions, in favor of the Lender or at such place as the Lender may designate	A. Todos os pagamentos de principal e juros e todos os outros pagamentos de qualquer tipo a serem feitos pela Devedora nos termos dos Documentos do Empréstimo deverão ser pagos à Conta do Credor, conforme indicado na Tabela III – Condições Gerais, a favor do Credor ou em

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from time to time. Any and all payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (the “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Loan Documents, (i) other than in the case of FATCA Deductions, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.	outro local conforme o Credor possa designar de tempos em tempos. Todos e quaisquer pagamentos efetuados pela Devedora, nos termos do presente instrumento, serão feitos livres e isentos e sem dedução de quaisquer impostos, tributos, contribuições, deduções, encargos ou retenções presentes ou futuras, e de todas as responsabilidades a esse respeito (“Impostos”). Se a Devedora for exigida por lei a deduzir quaisquer Impostos provenientes ou a respeito de qualquer quantia pagável nos termos dos Documentos do Empréstimo, (i) exceto no caso de Deduções Exigidas pela FATCA, a quantia pagável será aumentada conforme possa ser necessário, de modo que após efetuar todas as deduções exigidas (incluindo as deduções aplicáveis às quantias adicionais pagáveis nos termos da presente Cláusula), o Credor receba uma quantia igual ao valor que teria recebido se tais deduções não tivessem sido efetuadas, (ii) a Devedora fará as referidas deduções, e (iii) a Devedora pagará a quantia integral deduzida à autoridade tributária competente ou à outra autoridade de acordo com a lei aplicável.

B. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to the Loan Documents (hereinafter referred to as “Other Taxes”).	B. Além disso, a Devedora concorda em pagar quaisquer impostos de selo ou documentais presentes ou futuros, ou quaisquer outros impostos de consumo ou de bens, encargos ou tributos similares que advenham de qualquer pagamento efetuado nos termos do presente instrumento ou da assinatura, entrega ou registro dos, ou de outro modo a respeito dos, Documentos do Empréstimo (“Outros Impostos”).

C. The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any	C. A Devedora indenizará o Credor pela quantia integral dos Impostos ou dos Outros Impostos (incluindo, sem limitação, quaisquer Impostos ou Outros

LOAN AGREEMENT	CONTRATO DE MÚTUO
jurisdiction on amounts payable under the Loan Documents) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Should any doubt arise as to the correctness or legality of such Taxes or Other Taxes, the Borrower shall, after duly indemnifying the Lender, be entitled to contest such correctness or legality of such Taxes or Other Taxes before the relevant taxation authority. Payment by the Borrower under this indemnification shall be made within 03 (three) Business Day from the date the Lender makes written demand therefore. If any imposition, modification or applicability of any reserve, special deposits, capital requirements, capital adequacy, changes on the basis of taxation is made or imposed and the result of any of the foregoing is to increase the cost to the Lender of funding, making or maintaining the Loan(s) or to reduce any amount to be received by the Lender with respect to the Loan(s) then, the Borrower shall pay to the Lender, additional amounts in order to compensate the Lender for such increased cost or reduced amount.	Impostos lançados por qualquer jurisdição sobre as quantias pagáveis nos termos dos Documentos do Empréstimo) pagos pelo Credor e qualquer responsabilidade (incluindo multas, juros e despesas) advindas deles ou a respeito disso, estejam ou não tais Impostos ou Outros Impostos correta ou legalmente declarados. Caso advenha qualquer dúvida a respeito da correção ou da legalidade dos referidos Impostos ou dos Outros Impostos, a Devedora, após indenizar devidamente o Credor, terá o direito de contestar essa correção ou legalidade dos referidos Impostos ou Outros Impostos perante a autoridade tributária competente. O pagamento pela Devedora nos termos desta indenização será efetuado no prazo de 03 (três) Dias Úteis da data em que o Credor faça uma demanda por escrito a esse respeito. Se qualquer imposição, modificação ou aplicabilidade de qualquer reserva, depósitos especiais, exigências de capital, adequação de capital, alterações na base da tributação for feita ou imposta e o resultado de quaisquer dos precedentes for aumentar o custo para o Credor financiar, fazer ou manter o(s) Empréstimo(s) ou reduzir qualquer quantia a ser recebida pelo Credor a respeito do(s) Empréstimo(s), então, a Devedora pagará ao Credor quantias adicionais a fim de compensá-lo por esse custo aumentado ou quantia reduzida.

D. Within 3 (three) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.	D. No prazo de 03 (três) dias após a data de qualquer pagamento de Impostos ou de Outros Impostos, a Devedora fornecerá ao Credor o original ou uma cópia certificada de um recibo comprovando o pagamento disso.

E. Without prejudice to the survival of any agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 6 shall	E. Sem prejuízo à subsistência de qualquer acordo da Devedora nos termos do presente instrumento, os acordos e as obrigações da Devedora contidas nesta

LOAN AGREEMENT	CONTRATO DE MÚTUO
survive the payment in full of all principal, Interest and other amounts due or which may become due under the Agreement.	Cláusula 6 subsistirão ao pagamento integral de todo o principal, Juros e outras quantias devidas ou que possam tornar-se devidas nos termos do Contrato.

F. Borrower hereby expressly authorizes Lender, to the extent payment owed for Interest, principal, expenses or otherwise to Lender is not made when and as due hereunder held by Lender pursuant to the Loan Documents, to charge from time to time against any or all Borrower’s accounts with the Lender any amount so due without prior notice to or authorization from Borrower; provided, however, that no right to charge Borrower's account held by the Lender shall in any way be, or be construed as an impairment of, waiver of or substitution for any rights given to Lender under applicable statute or other law.	F. A Devedora, neste ato, autoriza expressamente o Credor, na medida em que o pagamento devido por Juros, principal, despesas ou de outro modo ao Credor, não seja efetuado quando e conforme devido nos termos do presente instrumento, detido pelo Credor em conformidade com os Documentos do Empréstimo, a cobrar, de tempos em tempos, contra todas ou quaisquer contas da Devedora com o Credor, qualquer quantia assim devida sem aviso ou autorização prévia da Devedora; ficando ressalvado, no entanto que, nenhum direito de debitar a conta da Devedora detida pelo Credor, de nenhum modo, será, ou será interpretado como sendo, um impedimento, renúncia ou substituição de quaisquer direitos concedidos ao Credor nos termos de norma ou de outra lei aplicável.

G. (i) Subject to paragraph (iii) below, each Party shall, within ten Business Days of a reasonable request by another Party:	G. (i) Observando-se o parágrafo (iii) abaixo, cada Parte deverá, dentro de dez Dias Úteis de uma solicitação razoável da outra Parte:

(A) confirm to that other Party whether it is: (x) a FATCA Exempt Party; or (y) not a FATCA Exempt Party; and	(A) confirmar para essa outra Parte se ela: (x) é uma Parte Isenta Conforme a FATCA; ou (y) não é uma Parte Isenta Conforme a FATCA; e

(B) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.	(B) fornecer para essa outra Parte os formulários, documentação e outras informações em relação ao seu status de acordo com a FATCA que essa outra Parte razoavelmente solicitar para os fins da conformidade dessa outra Parte com a FATCA.

LOAN AGREEMENT	CONTRATO DE MÚTUO
(ii) If a Party confirms to another Party pursuant to paragraph (i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.	(ii) Se uma Parte confirmar para a outra Parte de acordo com o parágrafo (i) acima que ela é uma Parte Isenta Conforme a FATCA e ela subsequentemente tomar conhecimento que ela não é ou deixou de ser uma Parte Isenta Conforme a FATCA, essa Parte deverá notificar essa outra Parte de forma razoavelmente imediata.

(iii) Paragraph (i) above shall not oblige the Lender to do anything which would or might in its reasonable opinion constitute a breach of:	(iii) O parágrafo (i) acima não deverá obrigar a Credor a praticar nenhum ato que constitua ou possa, em seu parecer razoável, constituir, uma violação de:

(A) any law or regulation;	(A) qualquer lei ou regulamento;

(B) any fiduciary duty; or	(B) qualquer dever fiduciário; ou

(C) any duty of confidentiality.	(C) qualquer dever de confidencialidade.

(iv) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.	(iv) Se uma Parte não confirmar se ela é ou não uma Parte Isenta Conforme a FATCA ou fornecer formulários, documentação ou outras informações solicitadas de acordo com o parágrafo (i)(A) ou (B) acima (inclusive, para evitar dúvida, se o parágrafo (iii) acima for aplicável), então, essa Parte deverá ser tratada para os fins dos Documentos do Empréstimo (e pagamentos em seus termos) como se ela não fosse uma Parte Isenta Conforme a FATCA até o momento em que a Parte em questão fornecer a confirmação, formulários, documentação ou outras informações solicitadas.

H. Notwithstanding any other provision of the Loan Documents:	H. Não obstante qualquer outra disposição dos Documentos do Empréstimo:

(i) each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise	(i) cada Parte poderá fazer qualquer Dedução Exigida pela FATCA que ela for obrigada a fazer pela FATCA, e qualquer pagamento exigido a respeito dessa Dedução Exigida pela FATCA, e nenhuma Parte deverá ser obrigada a aumentar qualquer pagamento a respeito do qual ela fizer essa Dedução Exigida pela FATCA ou

LOAN AGREEMENT	CONTRATO DE MÚTUO
compensate the recipient of the payment for that FATCA Deduction;	de outro modo compensar a parte recebedora pelo pagamento dessa Dedução Exigida pela FATCA;

(ii) each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment; and	(ii) cada Parte deverá imediatamente, ao tomar conhecimento de que ela deve realizar uma Dedução Exigida pela FATCA (ou que há qualquer alteração na taxa ou na base dessa Dedução Exigida pela FATCA), notificar a Parte à qual ela estiver fazendo o pagamento; e

(iii) each Party allows the other Party to disclose its FATCA Exempt documentation to any Affiliate of the disclosing Party for any legal or regulatory purposes as well as when required by law, regulation or by an agreement with any government or public local authority or regulator.	(iii) cada Parte permite que a outra Parte divulgue sua documentação Isenta da FATCA a qualquer Afiliada da Parte divulgados para quaisquer fins legais ou regulamentares, bem como quando exigido por lei, regulamento ou por um contrato com qualquer governo ou autoridade local pública ou órgão regulador.

7. YIELD PROTECTION, ETC.	7. PROTEÇÃO DE RENTABILIDADE, ETC.

A. Additional Costs. If the adoption of or change in any law, or any change in the interpretation thereof by any governmental authority charged with the interpretation thereof, shall (i) impose any reserve, special depositor similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender, change the basis of taxation of payments to the Lender of the principal of or interest of the Loans or any other amounts payable hereafter, or shall impose upon the Lender or the applicable market any other condition affecting its obligation to make or maintain its Loans, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans, or to reduce the amount of any sum received or receivable by such Lender under the Loan Documents, then the Borrower shall pay to the Lender such	A. Custos Adicionais. Se a adoção ou alteração em qualquer lei, ou qualquer alteração na respectiva interpretação, por qualquer autoridade governamental responsável por sua interpretação, (i) impuser qualquer exigência de reserva, depositante especial similar contra os ativos do Credor, depósitos nele, ou em nome dele, ou crédito concedido por ele, alterar a base de tributação de pagamentos ao Credor de principal ou juros dos Empréstimos ou quaisquer outros valores pagáveis posteriormente, ou impuser ao Credor ou ao mercado aplicável qualquer outra condição que afete sua obrigação de fazer ou manter seus Empréstimos, e o resultado de qualquer dos mencionados acima for aumentar o custo para esse Credor de fazer ou manter seus Empréstimos, ou reduzir o valor de qualquer quantia recebida ou recebível por esse Credor de

LOAN AGREEMENT	CONTRATO DE MÚTUO
additional amount(s) as will compensate such Lender for such increased cost or reduction.	acordo com o presente Contrato, então, a Devedora deverá pagar ao Credor o(s) valor(es) adicional(is) que compense(m) esse Credor por esse custo aumentado ou redução.

B. Illegality. Notwithstanding any other provision of the Loan Documents, if the adoption of or any change in any law or in the interpretation by any governmental authority (in each case, at any time on or after the date hereof) shall make it (or be asserted by it to be) unlawful for any Lender to honor its obligation to make or maintain its Loan hereunder, then such Lender shall promptly notify the Borrower, following which notice: (a) the Lender's commitment (if still available) shall be suspended until such time as such Lender may again make and maintain its Loans or (b) if such law shall so mandate, the Lender's Loan shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable to the Lender by the Borrower under the Agreement, on or before such date as shall be mandated by such law;	B. Ilegalidade. Não obstante qualquer outra disposição dos Documentos do Empréstimo, se a adoção de, ou qualquer alteração em qualquer lei ou na interpretação por qualquer autoridade governamental (em cada caso, a qualquer momento a partir da data deste instrumento) tornar (ou for expressa em si como sendo) ilegal para qualquer Credor honrar sua obrigação de fazer ou manter seu Empréstimo nos termos deste instrumento, então, esse Credor deverá notificar imediatamente a Devedora, e após essa notificação: (a) o compromisso do Credor (se ainda disponível) deverá ser suspenso até o momento em que esse Credor puder novamente fazer e manter seus Empréstimos ou (b) se essa lei exigir dessa forma, o Empréstimo do Credor deverá ser pré-pago pela Devedora, juntamente com os respectivos juros acumulados e não pagos e todos os outros valores pagáveis ao Credor pela Devedora de acordo com o Contrato, até a data que for exigida por essa lei;

8. CONDITIONS PRECEDENT.	8. CONDIÇÕES SUSPENSIVAS.
The obligation of the Lender to make the Loan hereunder shall be subject to the fulfillment of the condition precedent that the Lender shall have received all of the following, in form and substance satisfactory to the Lender:	A obrigação do Credor de efetuar o Empréstimo, nos termos deste instrumento, estará sujeita ao cumprimento da condição suspensiva que o Credor tenha recebido todos os seguintes, em forma e teor satisfatórios ao Credor:

A. Loan Documents. Each applicable Loan Document, and each of the documents to be executed and delivered thereunder,	A. Documentos do Empréstimo. Cada Documento do Empréstimo aplicável, e cada um dos documentos a serem assinados e entregues em seus termos,

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duly executed and delivered by all parties thereto; and	devidamente assinado e entregue por todas as respectivas partes; e

B. Other Documents. Such other documents as the Lender may reasonably request.	B. Outros Documentos. Os outros documentos que o Credor vier a solicitar razoavelmente.

9. REPRESENTATIONS AND WARRANTIES.	9. DECLARAÇÕES E GARANTIAS.

A. The Borrower represents and warrants that:	A. A Devedora declara e garante que:

(a) it is a duly organized and validly existing corporation in good standing under the laws of Brazil with all powers and authority to conduct its business, to own its property and to execute, deliver and perform all of its obligations under the Loan Documents;	(a) é uma sociedade devidamente constituída e validamente existente de acordo com as leis do Brasil e tem pleno poder, autoridade e direito legal de conduzir seus negócios, deter seus bens e para assinar, entregar e cumprir com todas as obrigações contempladas nesses Documentos do Empréstimo;

(b) the execution, delivery and performance of the Loan Documents (and the transactions contemplated by those Loan Documents) are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) its (or any of its Subsidiaries) constitutional documents, charter or by-laws; (ii) any provision of any law, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to it; or (iii) result in a breach of or constitute a default under any indenture or financing or credit agreement or any other agreement, lease or instrument to which it is a party or by which it (or any of its Subsidiaries) or its properties may be bound or affected, that could reasonably be expected to have a Material Adverse Effect, as per the Lender’s judgment;	(b) a assinatura, entrega e cumprimento dos Documentos do Empréstimo (e das transações previstas nesses Documentos do Empréstimo) estão dentro de seus poderes corporativos, foram devidamente autorizados por todos os atos societários necessários, e não violam (i) seus documentos constitutivos, instrumento de constituição ou estatuto social (ou aqueles de qualquer uma de suas Subsidiárias); (ii) qualquer disposição de qualquer lei, regulamento, ordem, mandado, sentença, liminar, decreto, determinação ou decisão atualmente em vigor e aplicável a ele; ou (iii) não resultam em uma violação nem constituem em um inadimplemento nos termos de qualquer escritura ou contrato de financiamento ou crédito ou qualquer outro contrato, arrendamento ou instrumento do qual ela é parte ou pelo qual ela (ou qualquer uma de suas Subsidiárias) ou seus bens vierem a estar vinculados ou ser afetados, que possa ser razoavelmente esperado que tenha um

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Efeito Prejudicial Substancial, a critério do Credor;

(c) the Loan Documents, when executed by the Borrower and delivered are legal, valid and binding obligations of and enforceable against the Borrower and in accordance with the respective terms thereof;	(c) os Documentos do Empréstimo, quando assinados pela Devedora e entregues, são obrigações legais, válidas e vinculativas e exequíveis contra a Devedora e de acordo com os respectivos termos;

(d) the obligations of the Borrower under the Loan Documents rank at least pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Borrower that are not, by their terms, expressly subordinated in right of payment to the rights of the Lender, except for obligations which are mandatorily preferred by law;	(d) as obrigações da Devedora nos termos dos Documentos do Empréstimo se classificam no mínimo pari passu em prioridade de pagamento e em direito de senioridade com todas as outras obrigações não garantidas e não subordinadas da Devedora que não forem, por seus termos, expressamente subordinadas em direito de pagamento aos direitos do Credor, exceto as obrigações que forem obrigatoriamente preferenciais por lei;

(e) there is no pending or threatened legal proceeding against or affecting the Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, have a Material Adverse Effect;	(e) não há processos judiciais em trâmite ou iminentes contra ou que afetem a Devedora perante qualquer tribunal, agência governamental ou árbitro, que possam, em qualquer caso único ou no total, ter um Efeito Prejudicial Substancial;

(f) the Borrower or any of their property have no immunity from jurisdiction of any court or legal process under the laws of Brazil and any other applicable laws, if any. The waiver of immunities, the submission to jurisdiction as set forth herein and the consent to service of process are irrevocably binding;	(f) a Devedora ou qualquer de seus bens não tem imunidade de jurisdição de qualquer tribunal ou citação judicial em conformidade com as leis do Brasil e quaisquer outras leis aplicáveis, se houver. A renúncia a imunidades, a submissão à jurisdição conforme previsto neste instrumento e o consentimento com entrega de citação são irrevogavelmente vinculativos;

(g) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance hereby of the	(g) nenhuma autorização, aprovação ou outro ato de, e nenhuma notificação para ou registro em, qualquer autoridade governamental ou órgão regulamentar é exigido para a devida assinatura, entrega e

LOAN AGREEMENT	CONTRATO DE MÚTUO
Loan Documents, except for (i) those approvals or authorizations of, or registrations or filings with, any governmental authority or regulatory body that may at any time be required with respect to their respective obligations under the Loan Documents, which the Borrower has no reason to believe would not be obtained in due course and time; and (ii) any authorization and/or registration required by the Central Bank of Brazil with respect to the Loan and/or any payment therefrom;	cumprimento deste instrumento, dos Documentos do Empréstimo, exceto (i) as aprovações ou autorizações, ou registros ou protocolos em qualquer autoridade governamental ou órgão regulamentar que vier, em qualquer momento, a ser exigido a respeito de suas respectivas obrigações nos termos dos Documentos do Empréstimo, que a Devedora não tem motivo para crer que não serão obtidos no devido curso e prazo; e (ii) qualquer autorização e/ou registro exigido pelo Banco Central do Brasil a respeito do Empréstimo e/ou qualquer pagamento derivado deste;

(h) each of the Loan Documents to which the Borrower is a party is (or upon its coming into existence will be) in proper legal form under Brazilian laws for the enforcement thereof against it, and if any such Loan Documents were stated to be governed by Brazilian law, it would constitute a legal, valid and binding obligation thereof under such law, enforceable in accordance with its terms; provided that for the enforceability or admission in evidence of the Loan Documents before Brazilian courts: either (A) (i) the Loan Documents in any foreign language must be translated into Portuguese by a certified translator in Brazil, and (ii) the Loan Documents (together with the respective certified translation) must be registered with the Registry of Deeds and Documents (Registro de Títulos e Documentos) having jurisdiction over the place where the head office of the Borrower is located, which registration can be made at any time before judicial enforcement in Brazil; or (B) (i) the signatures of the parties signing such documents outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature, capacity and, where	(h) cada um dos Documentos do Empréstimo dos quais a Devedora é parte é (ou mediante sua entrada em existência será) em forma jurídica adequada de acordo com as leis brasileiras para sua execução contra ela, e se qualquer dos referidos Documentos do Empréstimo for declarado como sendo regido pela legislação brasileira, isso constituirá em uma obrigação legal, válida e vinculativa do mesmo de acordo com essa lei, exequível de acordo com seus termos; ficando ressalvado que, para a exequibilidade ou admissão como prova dos Documentos do Empréstimo perante os tribunais brasileiros: (A) (i) os Documentos do Empréstimo em qualquer idioma estrangeiro deverão ser traduzidos para o português por um tradutor juramentado no Brasil, e (ii) os Documentos do Empréstimo (junto com a respectiva tradução juramentada) deverão ser registrados no Cartório de Registro de Títulos e Documentos com jurisdição sobre o local no qual a sede da Devedora está localizada, registro esse que poderá ser feito a qualquer momento antes da execução judicial no Brasil; ou (B) (i) a assinatura das partes que assinarem esses documentos fora do Brasil deverá

LOAN AGREEMENT	CONTRATO DE MÚTUO
appropriate, identity of the seal or stamp of such notary public must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents (“Apostille Convention”) or, if such state is not a signatory of the Apostille Convention, the signature must be duly authenticated by a consular official of Brazil having jurisdiction over the place of signing; and (ii) any document in foreign language must be translated into Portuguese by a certified translator in Brazil;	ser notarizada por um tabelião público qualificado dessa forma em conformidade com as leis do local de assinatura, e a assinatura, capacidade e, quando adequado, a identidade do selo ou carimbo desse tabelião público deverão ser apostilados por uma autoridade competente do País a partir do qual o documento emanar de acordo com a Convenção de Haia de 5 de outubro de 1961 Abolindo a Exigência de Legalização para Documentos Públicos Estrangeiros (“Convenção de Apostila”) ou, se esse país não for signatário da Convenção de Apostila, a assinatura deverá ser devidamente autenticada por um oficial consular do Brasil com jurisdição sobre o local de assinatura; e (ii) qualquer documento em idioma estrangeiro deverá ser traduzido para o português por um tradutor juramentado no Brasil;

(i) all licenses, approvals or consents necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents have been obtained or effected and are in full force and effect;	(i) todas as licenças, aprovações ou consentimentos necessários para a assinatura, entrega e cumprimento válidos pela Devedora dos Documentos do Empréstimo foram obtidos ou efetuados e estão em pleno vigor e efeito;

(j) the financial statements of the Borrower as of its most recent fiscal year, copies of which have been provided to the Lender, fairly represent its financial condition for that financial year in accordance with Brazilian GAAP consistently applied and since such date there has been no Material Adverse Effect;	(j) as demonstrações financeiras da Devedora em seu mais recente exercício fiscal, cujas cópias foram fornecidas ao Credor, apresentam de forma justa sua situação financeira para esse exercício financeiro de acordo com os Princípios Contábeis aceitos no Brasil aplicados de forma consistente e desde essa data, não houve nenhum Efeito Prejudicial Substancial;

(k) any information in connection with the Loan Documents (i) shall be disclosed to any competent authority if requested by such competent authority; and (ii) shall be, true and accurate in all material respects;	(k) quaisquer informações a respeito dos Documentos do Empréstimo (i) deverão ser divulgados a qualquer autoridade competente se solicitado por essa autoridade competente; e (ii) deverão ser

LOAN AGREEMENT	CONTRATO DE MÚTUO
verdadeiras e precisas em todos os aspectos substanciais;

(l) it has good title to, or valid leasehold interests in, all its real and personal property related to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purposes. It owns or is licensed or otherwise has the right to use all of the patents, contractual franchises, licenses, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person;	(l) ela tem a titularidade legal, ou participações em arrendamento válidas em todos os seus imóveis e bens móveis em relação aos seus negócios, exceto os defeitos em titularidade que não interferirem em sua capacidade de conduzir seus negócios, conforme são conduzidos atualmente ou para utilizar esses bens para seus fins pretendidos. Ela detém ou é licenciada ou de outro modo tem o direito de usar todas as patentes, franquias contratuais, licenças, autorizações e outros direitos que são razoavelmente necessários para a operação de seus negócios, sem conflito com os direitos de qualquer outra Pessoa;

(m) there is no tax, levy, imposts, deduction, charge or withholding imposed by Brazil or any political subdivision thereof either (i) on or by virtue of the execution or delivery of the Loan Documents or (ii) on any payment to be made pursuant to the Loan Documents. To the extent that in the future any Brazilian statutory withholding tax on each payment of Interest hereunder is required to be paid, such tax shall be borne by the Borrower under Section 9 hereof;	(m) não há nenhum imposto, tributo, tributação, dedução, encargo ou retenção lançado pelo Brasil ou por qualquer respectiva subdivisão política (i) sobre ou em virtude da assinatura ou entrega dos Documentos do Empréstimo ou (ii) sobre qualquer pagamento a ser efetuado de acordo com os Documentos do Empréstimo. Na medida em que, no futuro, qualquer retenção de imposto brasileiro regulamentar sobre cada pagamento de Juros nos termos deste instrumento for exigida a ser efetuada, esse imposto deverá ser arcado pela Devedora de acordo com a Cláusula 9 deste instrumento;

(n) complies with all material applicable laws, rules, regulations, guidelines and all applicable restrictions imposed by any governmental body, either foreign or domestic, including all environmental, labor and tax laws;	(n) cumpre todas as leis, normas, regulamentos, diretrizes substanciais aplicáveis e todas as restrições aplicáveis lançadas por qualquer órgão governamental, estrangeiro ou nacional, inclusive todas as leis ambientais, trabalhistas e fiscais;

LOAN AGREEMENT	CONTRATO DE MÚTUO
(o) no Event of Default or event which would become an Event of Default, as defined below, with the giving of notice or passage of time or both has occurred and is continuing;	(o) nenhum Evento de Inadimplemento ou evento que se tornaria um Evento de Inadimplemento, conforme definido abaixo, com a entrega de notificação ou decurso de prazo ou ambos, ocorreu e está em andamento;

(p) there is no indenture, loan or credit agreement or any other agreement in which the Borrower are parties, which may materially adversely affect their financial condition and/or operations;	(p) não há nenhuma escritura, contrato de empréstimo ou crédito ou qualquer outro contrato do qual a Devedora seja parte, que possa afetar de forma substancialmente adversa sua situação financeira e/ou operações;

(q) it is not any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) a Person that is owned 50 percent or more by any Person described in clause (ii) above; (iv) any other Person with which the Lender is prohibited from dealing under any Sanctions laws applicable to the Lender; or (v) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in clauses (i) through (iv) above. Further, none of the proceeds from the Loan shall be used to finance or facilitate, directly or indirectly, any transaction with, investment in, or any dealing for the benefit of, any Restricted Person or any transaction, investment or dealing in which the benefit is received in	(q) ela não é nenhuma das seguintes (uma “Pessoa Restrita”): (i) uma Pessoa que é relacionada no anexo, ou está de outro modo sujeita às disposições da Ordem do Executivo no 13224 sobre Financiamento ao Terrorismo, com vigência em 24 de setembro de 2001 (“Ordem do Executivo”); (ii) uma Pessoa que for nomeada como “cidadão especialmente designado ou pessoa bloqueada” na mais atual lista publicada pela Agência de Controle de Ativos Estrangeiros do Departamento do Tesouro dos Estados Unidos (“OFAC”) em seu website oficial ou qualquer website substituto ou outra publicação oficial substituta dessa lista ou nomeada de forma similar por qualquer autoridade governamental estrangeira similar; (iii) uma Pessoa que for detida 50% ou mais por qualquer Pessoa descrita no item (ii) acima; (iv) qualquer outra Pessoa com a qual o Credor for proibido de negociar de acordo com quaisquer leis de Sanções aplicáveis ao Credor; ou (v) uma Pessoa que receber mais de 10% de sua receita anual de investimentos em, ou transações com, qualquer Pessoa descrita nos itens (i) a (iv) acima. Além disso, nenhuma das receitas do Empréstimo deverá ser usada para financiar ou facilitar, direta ou indiretamente, qualquer transação com, investimento em, ou

LOAN AGREEMENT	CONTRATO DE MÚTUO
a country for which such benefit is prohibited by any Sanctions laws applicable to the Lender; and	qualquer negociação em benefício de, qualquer Pessoa Restrita ou qualquer transação, investimento ou negociação na qual o benefício for recebido em um país para o qual esse benefício for proibido por quaisquer leis de Sanções aplicáveis ao Credor; e

(r) immediately after giving effect to the execution and delivery of the Loan Documents and as a direct result of the making of the Loan under the Loan Documents: (i) it will not (a) be “insolvent,” as defined or used in any applicable law; or (b) be unable to pay its debts generally as such debts become due.	(r) imediatamente após a entrada em vigor da assinatura e entrega dos Documentos do Empréstimo e como um resultado direto da realização do Empréstimo nos termos do Documentos do Empréstimo: (i) ela não será (a) “insolvente”, conforme definido ou usado em quaisquer leis aplicáveis; ou (b) incapaz de pagar suas dívidas em geral conforme essas dívidas se tornarem devidas.

10. COVENANTS.	10. AVENÇAS.

A. Affirmative Covenants. So long as any amount of the Loan borrowed hereunder remains unpaid, the Borrower covenant that it shall, at all times:	A. Obrigações de Fazer. Na medida em que qualquer quantia do Empréstimo emprestado nos termos do presente instrumento permaneça não paga, a Devedora, conforme o caso, concorda que ela, em todas as ocasiões:

(a) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders, which includes but is not limited to all applicable Brazilian laws, rules, regulations and orders, as same may be amended, modified or supplemented from time to time; such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon any of them or upon their respective property except to the extent contested in good faith and obtain and maintain in effect all approvals or authorizations of, or registrations or filings with, any governmental agency which may at any time be required with	(a) Conformidade com a Leis. Cumprirá todas as leis, normas, regulamentos e ordens aplicáveis, as quais incluem mas não se limitam às leis, normas, regulamentos e ordens brasileiras aplicáveis, conforme as mesmas vierem a ser alteradas, modificadas ou complementadas periodicamente; essa conformidade deverá incluir, entre outros, o pagamento no vencimento de todos os impostos, lançamentos e encargos governamentais lançados sobre qualquer um deles ou sobre seus respectivos bens, exceto na medida em que contestado de boa-fé e obterá e manterá em vigor todas as aprovações ou autorizações, ou registros ou protocolos em qualquer

LOAN AGREEMENT	CONTRATO DE MÚTUO
respect to the execution, delivery and performance of the Loan Documents.	agência governamental que vierem, a qualquer momento, a ser exigidos a respeito da assinatura, entrega e cumprimento dos Documentos do Empréstimo.

(b) Material Authorizations, etc. Obtain and maintain in effect all approvals or authorizations of, or registrations or filings with, any governmental authority or regulatory body that may at any time be required with respect to their respective obligations under the Loan Documents, including but not limited to any authorization and/or registration required by Central Bank of Brazil (if applicable) and any other documents required by such entities, and take all necessary and appropriate action to ensure the continuance in force of all approvals, authorizations, registrations and filings so obtained and to ensure the continued enforcement of their respective obligations under the Loan Documents.	(b) Autorizações Substanciais, etc. Obterá e manterá em vigor todas as aprovações ou autorizações, ou registros ou protocolos em qualquer autoridade governamental ou órgão regulamentar que vierem, a qualquer momento, ser exigidos a respeito de suas respectivas obrigações nos termos dos Documentos do Empréstimo, inclusive mas não limitado a qualquer autorização e/ou registro exigido pelo Banco Central do Brasil (se aplicável) e quaisquer outros documentos exigidos por essas entidades, e praticar todos os atos necessários e adequados para garantir a continuidade em vigor de todas as aprovações, autorizações, registros e protocolos dessa forma obtidos e para garantir o cumprimento contínuo de suas respectivas obrigações nos termos dos Documentos do Empréstimo.

(c) Information. Furnish to the Lender, if requested (i) as soon as available and in any event within 120 days after the end of each fiscal year, its audited consolidated financial statements of as of the end of such fiscal semester, and the related statement of earnings, shareholders’ equity and changes in financial condition prepared in accordance with Brazilian GAAP, in each case setting forth in comparative form the figures for the previous fiscal year, and certified by independent public accountant pursuant to an unqualified opinion of such independent public accountant and (ii) such other information with respect to its business, properties or its condition or operations, financial or otherwise, as the	(c) Informações. Fornecerá ao Credor, se solicitado (i) assim que disponíveis e em qualquer caso dentro de 120 dias após o final de cada ano fiscal, suas demonstrações financeiras consolidadas auditadas no final desse semestre fiscal, e a demonstração de rendimentos, das mutações do patrimônio líquido e alterações na situação financeira relacionadas, preparadas de acordo com os GAAP do Brasil, em cada caso contendo em forma comparativa os números para o ano fiscal anterior, e certificadas por um auditor independente de acordo com um parecer não qualificado desse auditor independente e (ii) as outras informações a respeito de seus negócios, bens ou sua condição ou operações, financeiras ou de

LOAN AGREEMENT	CONTRATO DE MÚTUO
Lender may from time to time reasonably request.	outro modo, que a Credor vier a solicitar periodicamente de forma razoável.

(d) “Know your customer" checks. If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Loan Agreement; (ii) any change in the status of the Borrower, or any change in the composition of the shareholders of the Borrower, after the date of this Loan Agreement; or (iii) a proposed assignment or transfer by the Lender of any of its rights and obligations under this Loan Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Lender (or any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender in order for the Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.	(d) Verificações do tipo “Conheça seu cliente”. Se (i) a introdução ou qualquer alteração (ou na respectiva interpretação, administração ou aplicação) de qualquer lei ou regulamento feita após a data deste Contrato de Empréstimo; (ii) qualquer alteração no status da Devedora, ou qualquer alteração na composição dos acionistas da Devedora, após a data deste Contrato de Empréstimo; ou (iii) uma cessão ou transferência proposta pelo Credor de qualquer de seus direitos e obrigações previstos neste Contrato de Empréstimo a uma parte que não for um Credor antes dessa cessão ou transferência, obrigar o Credor (ou qualquer novo Credor em potencial) a cumprir os procedimentos de identificação "conheça seu cliente" ou procedimentos de identificação similares em circunstâncias nas quais as informações necessárias ainda não estejam disponíveis a ela, a Devedora, imediatamente mediante solicitação do Credor, fornecerá, ou providenciará o fornecimento dessa documentação e outro comprovante que for razoavelmente solicitado pelo Credor a fim de que o Credor ou qualquer novo Credor em potencial cumpra e esteja satisfeito de ter cumprido todas as verificações necessárias do tipo "conheça seu cliente" ou outras verificações similares de acordo com todas as leis e regulamentos aplicáveis de acordo com as transações previstas nos Documentos do Empréstimo.

(e) Notice of Default, Material Litigation, Untrue Representations and other Material Events. Furnish to the Lender prompt and in any case no later than 3 (three) Business Days from it	(e) Notificação de Inadimplemento, Litígios Substanciais, Declarações Falsas e outros Eventos Substanciais. Fornecerá ao Credor imediatamente e em qualquer caso no máximo 3 (três) Dias

LOAN AGREEMENT	CONTRATO DE MÚTUO
becoming aware written notice of the following: (i) the occurrence of any Event of Default; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting it that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.	Úteis a partir de quando tomar conhecimento, uma notificação por escrito sobre o seguinte: (i) a ocorrência de qualquer Evento de Inadimplemento; (ii) o registro ou início de qualquer ação ou processo judicial por ou perante qualquer árbitro ou autoridade governamental contra ela ou que a afete e que, se determinada de forma adversa, possa ser razoavelmente esperado que resulte em um Efeito Prejudicial Substancial; e (iii) qualquer outro desenvolvimento que resulte, ou possa ser razoavelmente esperado que resulte em um Efeito Prejudicial Substancial.

(f) Books, Records and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with Brazilian GAAP and all requirements of law shall be made of all dealings and transactions in relation its business and activities and permit officers and designated representatives and independent contractors of the Lender to visit and inspect any of its properties, and to examine its books of record and account, discuss its affairs, finances and accounts, and to be advised as to the same by its officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.	(f) Livros, Registros e Inspeções. Manterá livros de registro e contábeis adequados nos quais lançamentos completos, verdadeiros e corretos em conformidade com os GAAP do Brasil e todas as exigências da lei deverão ser feitos de todas as negociações e transações em relação aos negócios e atividades e permitirá que os diretores e representantes designados e contratados independentes do Credor visitem e inspecionem qualquer de seus bens, e examinem seus livros de registro e contábeis, discutam seus assuntos, finanças e contas, e sejam informados quanto a isso por seus diretores, tudo nos momentos e intervalos razoáveis e na extensão razoável que a Credor vier a solicitar.

(g) Preservation of Corporate Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and at all times qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, as the case may be.	(g) Preservação de Existência Corporativa. Preservará e manterá sua existência corporativa e situação ativa na jurisdição de sua constituição, e em todos os momentos se qualificará e permanecerá qualificada como uma sociedade estrangeira em cada jurisdição na qual essa qualificação for exigida, conforme for o caso.

LOAN AGREEMENT	CONTRATO DE MÚTUO
(h) Maintenance of Trademarks, etc. Maintain ownership or license of all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and ensure that the use thereof by it does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.	(h) Manutenção de Marcas, etc. Manterá a titularidade ou licença de todas as marcas, nomes fantasia, direitos autorais, patentes e outra propriedade intelectual substanciais para seu negócio, e garantirá que seu uso por ela não infringe os direitos de qualquer outra Pessoa, exceto quaisquer referidas infrações que, individual ou conjuntamente, não puder ser razoavelmente esperado que resulte em um Efeito Prejudicial Substancial.

(i) Environmental Laws. Comply in all material respects with all applicable environmental laws and obtain and comply in all material respects with and maintain, any and all licenses, approvals, registrations or permits required by applicable environmental laws, except where such noncompliance with environmental laws, or failure to obtain and so comply with and maintain such licenses, approvals, registrations or permits would not, individually or in the aggregate, have a Material Adverse Effect.	(i) Leis Ambientais. Cumprirá em todos os aspectos substanciais todas as leis ambientais aplicáveis e obterá e cumprirá em todos os aspectos substanciais e manterá, todas e quaisquer licenças, aprovações, registros ou alvarás exigidos pelas leis ambientais aplicáveis, exceto quando essa não conformidade com as leis ambientais, ou a omissão em obter e dessa forma cumprir e manter essas licenças, aprovações, registros ou alvarás não tiver, individual ou conjuntamente, um Efeito Prejudicial Substancial.

(j) Maintenance of Property. Maintain, preserve and keep its properties which are necessary to it for the conduct of its business in good repair and working order (ordinary wear and tear excepted) and from time to time make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.	(j) Manutenção de Bens. Manterá e preservará seus bens que forem necessários para ela para a condução de seus negócios em boa ordem de reparo e funcionamento (exceto desgaste por uso normal) e periodicamente fará todos os reparos, substituições, renovações e acréscimos necessários de forma que, em todos os momentos, a respectiva eficiência seja mantida.

(k) Maintenance of Insurance. Maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by it, as the case may be, except where	(k) Manutenção de Seguro. Manterá seguro em seguradoras financeiramente sólidas, responsáveis e de reputação reconhecida nos valores e cobrindo os riscos que forem habitualmente mantidos por sociedades que conduzem negócios similares e detenham e/ou operem bens similar àqueles detidos e/ou operados por ela, conforme for o caso, exceto quando a

LOAN AGREEMENT	CONTRATO DE MÚTUO
failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.	omissão em manter esse seguro não puder ser razoavelmente esperado que tenha um Efeito Prejudicial Substancial.

(l) Material Contracts. Perform its obligations under, and maintain in full force and effect during its stated term, each existing and future agreement or instrument to which it is a party or by which it is bound, except where the failure to so perform or so maintain in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.	(l) Contratos Substanciais. Cumprirá suas obrigações, e manterá em pleno vigor e efeito durante seu prazo declarado, cada contrato ou instrumento existente e futuro do qual ela é parte ou pelo qual ela estiver vinculada, exceto quando a omissão em dessa forma cumprir ou manter em pleno vigor e efeito não tiver, individual ou conjuntamente, um Efeito Prejudicial Substancial.

(m) Payment of Taxes. Promptly pay, discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges lawfully levied or imposed upon its property or any part thereof before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any property or any part thereof, provided that it may in good faith contest any such taxes, assessments, charges or claims, and in the event of such contest may permit the same to remain unpaid, so long as enforcement of such contested item is effectively stayed during the period of such contest and the Borrower has established adequate reserves therefore in accordance with Brazilian GAAP.	(m) Pagamento de Impostos. Imediatamente pagará, liberará ou providenciará para que sejam pagos e liberados, todos os impostos, lançamentos e encargos governamentais legalmente lançados ou impostos sobre seus bens ou qualquer parte deles antes de os mesmos se tornarem em inadimplemento, bem como todas as reivindicações legais a respeito de mão de obra, materiais e suprimentos que, se não pagos, possam se tornar um ônus ou encargo sobre qualquer bem ou qualquer parte dele, ficando ressalvado que ela poderá contestar de boa-fé quaisquer referidos impostos, lançamentos, encargos ou reivindicações, e no caso dessa contestação poder permitir que os mesmos permaneçam não pagos, desde que a execução desse item contestado esteja efetivamente suspensa durante o período dessa contestação e a Devedora tenha estabelecido reservas adequadas para tanto de acordo com os GAAP do Brasil.

(n) Ranking. Ensure that its obligations to the Lender evidenced by the Loan Documents are its direct and unconditional obligations, and rank at least pari passu in priority of payment and in all other respects with all its other	(n) Classificação. Garantirá que suas obrigações para com o Credor comprovadas pelos Documentos do Empréstimo sejam suas obrigações dietas e incondicionais, e se classifiquem no mínimo pari passu em prioridade de

LOAN AGREEMENT	CONTRATO DE MÚTUO
unsecured obligations, whether now existing or hereafter outstanding.	pagamento e em todos os outros aspectos com todas as suas outras obrigações não garantidas, quer sejam existentes no presente ou em aberto no futuro.

(o) Central Bank of Brazil Registration. If required by Central Bank of Brazil, execute and maintain in full force and effect any applicable approval and make any additional registration necessary to maintain the Loans outstanding and make payments in respect thereof.	(o) Registro junto ao Banco Central do Brasil. Se exigido pelo Banco Central do Brasil, formalizará e manterá em pleno vigor e efeito qualquer aprovação e fará quaisquer registros adicionais necessários para manter os Empréstimos pendentes e fazer pagamentos a esse respeito.

(p) Documents. Provide any documents required by the Lender within an acceptable period.	(p) Documentos. Fornecerá quaisquer documentos exigidos pelo Credor dentro de um período aceitável.

(q) Use of Proceeds. Used solely to finance the Borrower's export activities in the regular course of its business, which is acknowledged to be the exportation of items/goods as described in Table III – General Conditions as “Use of Proceeds”.	(q) Uso das Receitas Tomadas em Empréstimo. Utilizadas somente para financiar as atividades exportadoras da Devedora durante o curso normal de seus negócios, reconhecidas como exportação dos itens/mercadorias descritos na Tabela III – Condições Gerais como “Uso das Receitas Tomadas em Empréstimo”.

B. Negative Covenants. So long as any amount under the Loan borrowed hereunder (including fees and costs) remains unpaid, and except explicit prior written consent from the Lender, the Borrower covenant that they shall not, at any time:	B. Obrigações de Não Fazer. Enquanto qualquer valor nos termos do Empréstimo tomado em empréstimo nos termos deste instrumento (inclusive taxas e custos) permanecer não pago, e exceto o consentimento prévio explícito por escrito do Credor, a Devedora garante que ela não deverá, em nenhum momento:

(a) Mergers. Enter, or permit any of its Subsidiaries or Affiliates to enter, into any merger, consolidation, or amalgamation, or liquidate, wind up or dissolve or enter into any reorganization or similar restructuring, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its property; provided that any Person, including any Subsidiary or Affiliate, may merge with or into the	(a) Incorporações. Celebrar, ou permitir que qualquer uma de suas Subsidiárias ou Afiliadas celebre, qualquer incorporação, consolidação ou fusão, ou liquidar, encerrar ou dissolver ou celebrar qualquer reestruturação ou recuperação similar, ou vender, transferir, arrendar ou de outro modo alienar (em uma transação ou em uma série de transações) todos ou substancialmente todos os seus bens; ficando ressalvado que qualquer Pessoa,

LOAN AGREEMENT	CONTRATO DE MÚTUO
Borrower or any of their Subsidiaries so long as (i) no Event of Default then exists or would result therefrom, or (ii) in the case of any such merger involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, or (iii) that any merger, consolidation or amalgamation, or liquidation, winding up or dissolution or entering into any similar restructuring or reorganization, or sale, transfer, lease or other disposition (in one transaction or in a series of transactions) is effected within the Aura Minerals Economic Group, including all or substantially all of its assets Involving the Borrower, provided that there is no change of control of Aura Minerals Inc.	inclusive qualquer Subsidiária ou Afiliada, poderá realizar uma incorporação com a Devedora ou qualquer de suas Subsidiárias desde que (i) nenhum Evento de Inadimplemento exista na época ou resulte disso, ou (ii) no caso de qualquer referida incorporação envolvendo a Devedora, a Devedora seja a sociedade incorporadora ou subsistente em qualquer referida incorporação, ou (iii) que qualquer incorporação, consolidação ou fusão, ou liquidação, encerramento ou dissolução ou celebração de qualquer reestruturação ou recuperação similar, ou venda, transferência, arrendamento ou de outro modo alienação (em uma transação ou em uma série de transações) seja efetuado dentro do Grupo Econômico da Aura Minerals, incluindo todos ou substancialmente todos os seus bens Envolvendo a Devedora, desde que não haja alteração de controle acionário da Aura Minerals Inc.

(b) Transactions with Affiliates. Enter into any financial transaction or series of related financial transactions with any Affiliate thereof, other than in the ordinary course of its business and on terms and conditions substantially as favorable to it as would reasonably be obtained at that time in a comparable arm’s length transaction with a Person other than such Affiliate.	(b) Transações com Afiliadas. Celebrará qualquer transação financeira ou série de transações financeiras relacionadas com qualquer respectiva Afiliada, exceto no curso normal de seus negócios e em termos e condições substancialmente tão favoráveis para ela quanto puderem ser razoavelmente obtidos nessa época em uma transação em condições normais de mercado comparável com uma Pessoa, exceto essa Afiliada.

(c) Change of Control. Permit any Change of Control of the Borrower to occur except for (i) corporate restructuring within the Aura Minerals Group or (ii) in relation to Aura Minerals Inc., transactions culminating in the establishment of a company without defined control.	(c) Mudança de Controle. Permitir que qualquer Mudança de Controle da Devedora ocorra, sendo permitida(s) (i) reestruturação societárias dentro do Grupo Aura Minerals; ou (ii) em relação à Aura Minerals Inc., transações que culminem no estabelecimento de uma sociedade sem controle definido;

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(d) Restriction on Lines of Business. Make any material change in the nature of its business or operations as carried on at the date hereof.	(d) Restrição em Linhas de Negócios. Fazer qualquer alteração substancial na natureza de seus negócios ou operações conforme são conduzidos na data deste instrumento

(e) Anti-Money Laundering and Anti-Terrorism Finance Laws. Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person. (i) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Sanctions Laws, (ii) cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the Lender, or the Borrower would be in violation of any applicable law including, without limitation, the Brazilian Anti-Corruption Law (Lei no 12.846/2013) or (iii) use any part of the proceeds of the Loan, directly or indirectly, for any conduct that would cause the representations and warranties in Section 9.A.0 to be untrue as if made on the date any such conduct occurs.	(e) Leis de Combate à Lavagem de Dinheiro e Combate ao Financiamento ao Terrorismo. Lei de Práticas de Corrupção no Exterior; Leis de Sanções; Pessoa Restrita. (i) Conduzir ou conspirar para conduzir qualquer transação que se evada ou evite, ou tenha a finalidade de se evadir ou evitar, ou de outro modo viole quaisquer Leis de Sanções, (ii) causar ou permitir qualquer dos fundos que são usados para reembolsar o Empréstimo sejam derivados de qualquer atividade ilegal com o resultado de que o Credor, ou a Devedora viole quaisquer leis aplicáveis inclusive, entre outros, a Lei brasileira de Combate à Corrupção (Lei no 12.846/2013) ou (iii) usar qualquer parte das receitas do Empréstimo, direta ou indiretamente, para qualquer conduta que faça com que as declarações e garantias contidas na Cláusula 9.A.0 sejam falsas como se feitas na data na qual qualquer referida conduta ocorrer.

11. DEFAULT.	11. INADIMPLEMENTO.

A. Any of the following events are an “Event of Default” and together “Events of Default”:	A. Qualquer dos seguintes eventos é um “Evento de Inadimplemento” e, coletivamente, “Eventos de Inadimplemento”:

(a) the Borrower fails to pay when due (by acceleration or otherwise) in accordance with the terms of the Loan Documents (i) the principal of or interest on the Loan or any obligation payable hereunder when due, in accordance with the terms of the Loan Documents or (ii) any other	(a) a Devedora não pagar no vencimento (por antecipação ou de outro modo) de acordo com os termos dos Documentos do Empréstimo (i) o principal ou juros do Empréstimo ou qualquer obrigação pagável nos termos deste instrumento no vencimento, de acordo com os termos dos Documentos do Empréstimo ou (ii)

LOAN AGREEMENT	CONTRATO DE MÚTUO
obligation payable hereunder or thereunder; or	qualquer outra obrigação pagável nos termos deste instrumento ou dos referidos documentos; ou

(b) any representation or warranty made by the Borrower (or any of its officers or agents) under or in connection with the Loan Documents, or in any certificate agreement, document or statement delivered hereunder or thereunder, proves to have been false, incorrect or misleading in any material respect when made or deemed to have been made; or	(b) qualquer declaração ou garantia feita pela Devedora (ou por qualquer de seus diretores ou agentes) nos termos ou a respeito dos Documentos do Empréstimo, ou em qualquer certificado, contrato, documento ou declaração entregue nos termos deste instrumento ou dos referidos documento, provar ter sido falsa, incorreta ou enganosa em qualquer aspecto substancial quando feita ou considerada como tendo sido feita; ou

(c) the Borrower fails to observe or perform or observe: any covenant, agreement or obligation contained herein, and such failure is not remedied in 48 hours; or	(c) a Devedora não cumprir ou executar ou observar: qualquer avença, contrato ou obrigação contido no presente instrumento desde que tal descumprimento não seja curado no prazo de 48 horas; ou

(d) the Borrower fails to perform or observe any term, covenant or agreement contained (i) in the Loan Documents (other than those specified in clause 0, 0 or 0 of this Section) and any such failure has not been remedied within fifteen (15) Business Days after the earlier of (x) written notice thereof from the Lender to the Borrower and (y) the date on which the Borrower had actual knowledge of such failure; or	(d) a Devedora não cumprir ou observar qualquer termo, avença ou acordo contido (i) nos Documentos do Empréstimo (exceto aqueles especificados na cláusula 0, 0 ou 0 desta Cláusula) e qualquer referida omissão não ter sido resolvida dentro de 15 (quinze) Dias Úteis após o primeiro a ocorrer entre (x) a respectiva notificação por escrito do Credor para a Devedora e (y) a data na qual a Devedora tiver tido o conhecimento real dessa omissão; ou

(e) any governmental or other authorization or approval necessary to enable the Borrower to comply with any of its respective obligations under the Loan Documents are revoked, withdrawn or withheld or otherwise fail to be issued or remain in full force and effect; or	(e) qualquer autorização ou aprovação governamental ou outra necessária para possibilitar que a Devedora cumpra qualquer de suas respectivas obrigações nos termos dos Documentos do Empréstimo ser revogada, retirada ou negada ou de outro modo não ser emitida ou não permanecer em pleno vigor e efeito; ou

LOAN AGREEMENT	CONTRATO DE MÚTUO
(f) any material provision of the Loan Documents are for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or	(f) qualquer disposição substancial dos Documentos do Empréstimo por qualquer motivo deixar de ser válida e vinculativa para a Devedora ou a Devedora declarar isso por escrito; ou

(g) it is or will become unlawful for the Borrower to perform or comply with any one or more of its material obligations under the Loan Documents; or	(g) for ou se tornar ilegal para a Devedora cumprir ou observar qualquer uma ou mais de suas obrigações substanciais nos termos dos Documentos do Empréstimo; ou

(h) the Borrower fails to maintain its existence as a corporation validly organized and existing under the laws of [Brazil] or any step is taken by any government agency with a view to the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets or shares of the Borrower; or	(h) a Devedora não manter sua existência como uma sociedade validamente constituída e existente em conformidade com as leis do [Brasil] ou qualquer medida ser tomada por qualquer agência governamental com a intenção de confisco, aquisição compulsória, expropriação ou nacionalização de todos ou uma parte substancial dos ativos ou ações da Devedora; ou

(i) a default has occurred with respect to any indebtedness (other than the Loan) under any agreement entered by the Borrower, pursuant to which there is outstanding any such indebtedness of the Borrower; or	(i) um inadimplemento tiver ocorrido a respeito de qualquer dívida (exceto o Empréstimo) de acordo com qualquer contrato celebrado pela Devedora, de acordo com o qual houver qualquer referida dívida da Devedora em aberto; ou

(j) the Borrower makes or threatens to make a general assignment for the benefit of its creditors, admit its inability to pay its debts as they mature, file a voluntary petition for bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or the Borrower has by voluntary petition, answer or consent, seeked relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing	(j) a Devedora fazer ou ameaçar fazer uma cessão geral em benefício de seus credores, admitir sua impossibilidade de pagar suas dívidas conforme elas vencerem, apresentar um pedido voluntário de falência ou um pedido voluntário ou uma resposta buscando reestruturação em um processo de acordo com qualquer lei aplicável de falência ou insolvência (em vigor no presente ou no futuro) ou uma resposta admitindo as alegações substanciais de um pedido apresentado contra a Devedora em qualquer referido processo, ou a Devedora ter, por pedido voluntário, resposta ou consentimento, requerido um recurso de

LOAN AGREEMENT	CONTRATO DE MÚTUO
for the liquidation, reorganization, “recuperação judicial”, “recuperação extrajudicial” or “falência” as defined by Brazilian law, or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or	acordo com as disposições de qualquer lei de falência, insolvência ou outra similar existente no presente ou no futuro prevendo a liquidação, reestruturação, “recuperação judicial”, “recuperação extrajudicial” ou “falência” conforme definido pela legislação brasileira, ou liquidação de sociedades, ou prevendo um acordo, composição, prorrogação ou ajuste com seus credores; ou

(k) a receiver, trustee, liquidator, custodian or other similar official with respect to the Borrower or a substantial part of their respective properties is appointed by court order and such order remains in effect for more than 30 (thirty) days; or the Borrower has been declared bankrupt or insolvent or any of their respective properties are sequestered by court order and such order remains in effect for more than 45 (forty-five) days; or a petition is filed against the Borrower under any bankruptcy, reorganization, “recuperação judicial”, “recuperação extrajudicial” or “falência” as defined by Brazilian law, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 (thirty) days after such filing; or	(k) um síndico, fiduciário, liquidante, custodiante ou outro oficial similar a respeito da Devedora ou de uma parte substancial de seus respectivos bens ser nomeado por ordem judicial e essa ordem permanecer em vigor por mais de 30 (trinta) dias; ou a Devedora ter sido declarada falida ou insolvente ou qualquer de seus respectivos bens ser sequestrado por ordem judicial e essa ordem permanecer em vigor por mais de 45 (quarenta e cinco) dias; ou um pedido ser apresentado contra a Devedora de acordo com qualquer lei de falência, reestruturação, “recuperação judicial”, “recuperação extrajudicial” ou “falência” conforme definido pela legislação brasileira, lei de acordo, insolvência, reajuste de dívida, dissolução ou liquidação de qualquer jurisdição, quer esteja em vigor no presente ou no futuro, e não ser indeferido dentro de 30 (trinta) dias após esse registro; ou

(l) all or any substantial part of the assets of the Borrower are condemned, seized or otherwise expropriated, or custody or control of such property is assumed by any person or agency acting or purporting to act under authority of any government (de jure or de facto); or	(l) todo ou qualquer parte substancial dos ativos da Devedora ser, condenado, apreendido ou de outro modo expropriado, ou a custódia ou o controle desse bem ser assumida por qualquer pessoa ou agência agindo ou alegando agir sob autoridade de qualquer governo (de jure ou de facto); ou

(m) the Borrower ceases its operations or sell, transfer or otherwise dispose of all or	(m) a Devedora encerrar suas operações ou vender, transferir ou de outro modo

LOAN AGREEMENT	CONTRATO DE MÚTUO
substantial part of their assets (except those considered non-strategic for its operation and business within its mining plan), rights or franchises unless the Lender has consented previously in writing; or	alienar todos ou uma parte substancial de seus ativos (exceto aqueles considerados não estratégicos para sua operação e negócios dentro de seu plano de lavra), direitos ou franquias a menos que o Credor tenha consentido anteriormente por escrito; ou

(n) Brazil or any competent authority thereof declares a moratorium on the payment of any indebtedness by the Borrower or take any measure which has the effect of prohibiting, preventing or delaying the remittance of US$ and/or EUR, as applicable, to the Lender; or	(n) o Brasil ou qualquer respectiva autoridade competente declarar moratória no pagamento de qualquer dívida pela Devedora ou tomar qualquer medida que tenha o efeito de proibir, impedir ou adiar a remessa de US$ e/ou EUR, conforme for aplicável, ao Credor; ou

(p) an extraordinary material event occurs, including but not limited to the financial condition of the Borrower from the conditions set forth in the most recent financial statement of the Borrower heretofore furnished to the Lender, which in the reasonable and prudent appraisal of the Lender indicates that the Borrower may not, or may be unable to, perform or observe in the normal course its obligations under the Loan Documents or the transactions contemplated hereby; or	(p) um evento extraordinário ocorrer, inclusive, entre outros a situação financeira da Devedora das condições previstas na mais recente demonstração financeira da Devedora anterior fornecida ao Credor, que, no critério razoável e prudente do Credor, indicar que a Devedora não pode, ou pode ser incapaz de, cumprir ou observar no curso normal suas obrigações nos termos dos Documentos do Empréstimo ou das transações previstas neste instrumento; ou

(q) the determination by the Lender that a Material Adverse Effect has occurred; or	(q) a determinação pelo Credor de que um Efeito Prejudicial Substancial ocorreu; ou

(r) failure of the Borrower to provide any documents related to this Agreement and/or to evidence the Use of Proceeds set forth in this Agreement as required by the Lender within XX (XX) Business Days after request.	(r) a omissão pela Devedora em fornecer quaisquer documentos relacionados a este Contrato e/ou para comprovar o Uso das Receitas Tomadas em Empréstimo conforme estabelecido neste Contrato e exigidos pelo Credor dentro de XX (XX) Dias Úteis.

Upon the occurrence of an Event of Default (other than an event with respect to the Borrower described in clause 0 or 0 of this Section), and at any time thereafter during the continuance of such event, the	Mediante a ocorrência de um Evento de Inadimplemento (exceto um evento a respeito da Devedora descrito na cláusula 0 ou 0 desta Cláusula), e em qualquer momento posterior durante a c

LOAN AGREEMENT	CONTRATO DE MÚTUO
Lender may by notice to the Borrower decline to make the Loan and/or without further notice may declare the unpaid principal amount of the Loan to be forthwith due and payable, together with accrued interest thereon; and in case of any event with respect to the Borrower described in clause 0 or 0 of this Section the Lender automatically declines to make the Loan and/the unpaid principal amount of the Loan will automatically be due and payable, together with accrued interest thereon, whereupon the same shall be automatically due and payable, without presentment, demand, protest, or other notice of any kind.	continuidade desse evento, o Credor poderá, por notificação para a Devedora se recusar a fazer o Empréstimo e/ou sem outra notificação poderá declarar o valor não pago de principal do Empréstimo como sendo imediatamente devido e pagável, juntamente com os respectivos juros incorridos; e no caso de qualquer evento a respeito da Devedora descrito no item 0 ou 0 desta Cláusula, o Credor automaticamente se recusar a fazer o Empréstimo e o valor não pago de principal do Empréstimo automaticamente for devido e pagável, juntamente com os respectivos juros incorridos, ocasião na qual os mesmos deverão ser automaticamente devidos e pagáveis, sem apresentação, demanda, protesto, ou outra notificação de qualquer tipo.

B. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Borrower hereby waive presentment, diligence, demand, protest, and notice of non-payable or dishonor or any other notice which may be required with respect to any payment due hereunder.	B. As medidas protetoras estipuladas no presente instrumento são cumulativas e não exclusivas de quaisquer medidas protetoras estipuladas por lei. A Devedora, neste ato, renuncia a apresentação, auditoria, demanda, protesto e notificação de não pagável ou de recusa de aceitação ou qualquer outra notificação que possa ser exigida a respeito de qualquer pagamento devido nos termos do presente instrumento.

C. After the occurrence of any Event of Default and, to the extent applicable, compliance with acceleration provisions in Section Erro! Fonte de referência não encontrada..A, the Lender shall apply the proceeds received from any source (including, without limitation, any disposition or realization of collateral, sale of assets, foreclosure or otherwise), together with any other monies at the time held by the Lender under the provisions of the Loan Documents, after deducting all costs and expenses effectively incurred by	C. Após a ocorrência de qualquer Evento de Inadimplemento e, na medida em que aplicável, a conformidade com as disposições de antecipação na Cláusula Erro! Fonte de referência não encontrada..A, a Credor aplicará as receitas recebidas de qualquer fonte (incluindo, sem limitação, qualquer disposição ou realização de garantia real, venda de ativos, execução de hipoteca ou de outro modo), juntamente com quaisquer outras quantias na ocasião detidas pelo Credor nos termos das

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the Lender in connection with any collection, sale or other enforcement action (including, without limitation, reasonable counsel fees and expenses) as follows and in the following order:	disposições dos Documentos do Empréstimo, após deduzir todos os custos e despesas efetivamente incorridos pelo Credor com relação a qualquer cobrança, venda ou outra ação de execução (incluindo, sem limitação, honorários e despesas advocatícios razoáveis) conforme seguem e na seguinte ordem:

(i) to the payment of any fees and disbursements then due and owing to the Lender hereunder;	(i) ao pagamento de quaisquer taxas e desembolsos então vencidos e devidos ao Credor nos termos do presente instrumento;

(ii) to payment in full of the amounts due under the Loan Documents, first to the payment of interest due and second to the repayment of the outstanding principal amount of this Agreement; and	(ii) ao pagamento integral das quantias devidas nos termos dos Documentos do Empréstimo, primeiramente ao pagamento dos juros devidos e em segundo lugar à amortização da quantia do principal pendente do presente Contrato; e

(iii) the remainder, if any, shall be payable to the Borrower.	(iii) o remanescente, se houver, será pagável à Devedora.

12. EXPENSES: LIMITATION OF LIABILITY OF LENDER.	12. DESPESAS; LIMITAÇÃO DE RESPONSABILIDADE DO CREDOR.
A. Whether or not the Borrower draws down the Loan, the Borrower shall reimburse the Lender: (i) for all costs and expenses (including legal fees) reasonably incurred by it and previously approved by the Borrower in connection with the negotiation, preparation, printing and execution of this Agreement and (ii) for all expenses of enforcement and/or collection, including reasonable legal fees, costs and disbursements of counsel, in case of default of any payment when due under the Loan Documents or the principal of or interest on the Loan or any other sum that may be due hereunder.	A. Quer a Devedora saque ou não o Empréstimo, a Devedora deverá reembolsar o Credor: por: (i) todos os custos e despesas (inclusive honorários advocatícios) razoavelmente incorridos por ela a respeito da negociação e previamente aprovadas pela devedora, preparação, impressão e assinatura do presente Contrato e por todas as despesas de execução e/ou cobrança, inclusive honorários, custos e (ii) desembolsos advocatícios razoáveis, no caso de inadimplemento de qualquer pagamento no vencimento nos termos dos Documentos do Empréstimo ou o principal ou os juros do Empréstimo ou

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qualquer outra quantia que vier a ser devida nos termos deste instrumento.

B. Neither the Lender nor any of its officers, employees or agents shall be liable to the Borrower for, and the Borrower hereby waives any claims against the Lender arising from, or losses damages, and expenses incurred by reason of, the Lender’s failure to Loan funds pursuant to a requested drawdown hereunder as a result of funds not being available to the Lender.	B. Nem o Credor nem nenhum de seus diretores, funcionários ou agentes serão responsáveis perante a Devedora e esta, neste ato, renuncia a quaisquer reivindicações contra o Credor advindas de, ou de indenizações por perdas e despesas incorridas em razão da falha do Credor para financiar o Empréstimo em conformidade com um saque solicitado nos termos do presente instrumento em decorrência de os fundos não estarem disponíveis ao Credor.

13. APPLICABLE LAW AND JURISDICTION. PROCESS AGENT.	13. LEIS APLICÁVEIS E JURISDIÇÃO AGENTE DE CITAÇÃO.

A. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED PREPARED AND DELIVERED IN THE STATE OF NEW YORK. THE PARTIES HERETO EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.	A. LEIS APLICÁVEIS. O PRESENTE CONTRATO FOI NEGOCIADO, PREPARADO E ENTREGUE NO ESTADO DE NOVA YORK. AS PARTES CONTRATANTES CONCORDAM EXPRESSAMENTE QUE ESTE CONTRATO DEVERÁ SER REGIDO E INTERPRETADO DE ACORDO COM AS LEIS DO ESTADO DE NOVA YORK, ESTADOS UNIDOS DA AMÉRICA, SEM FAZER VIGORAR OS RESPECTIVOS PRINCÍPIOS DE CONFLITO DE LEIS.

B. JURISDICTION. ANY LEGAL ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT, THE LOAN, THE NOTE, OR ANY OTHER DOCUMENTATION EXECUTED BY THE BORROWER IN CONNECTION HEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND/OR THE U.S FEDERAL COURTS IN SUCH STATE AT THE ELECTION OF THE LENDER. BORROWER HEREBY ACCEPT AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING. BORROWER HEREBY	B. JURISDIÇÃO. QUALQUER AÇÃO OU PROCESSO JUDICIAL CONTRA A DEVEDORA A RESPEITO DESTE INSTRUMENTO, O EMPRÉSTIMO, A PROMISSÓRIA, OU QUALQUER OUTRA DOCUMENTAÇÃO ASSINADA PELA DEVEDORA A RESPEITO DESTE INSTRUMENTO PODERÁ SER MOVIDO NOS TRIBUNAIS DO ESTADO DE NOVA YORK E/OU NOS JUÍZOS FEDERAIS DE PRIMEIRA INSTÂNCIA NESSE ESTADO, A CRITÉRIO DO CREDOR. A DEVEDORA, NESTE ATO, ACEITA E SE SUBMETE IRREVOGAVELMENTE À JURISDIÇÃO DESSES TRIBUNAIS PARA O FIM DE

LOAN AGREEMENT	CONTRATO DE MÚTUO
IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS UPON IT IN SUCH PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED MAIL TO ITS ADDRESS AS SPECIFIED HEREIN OR IN ANY OTHER MANNER PERMITTED BY LAW. FAILURE OF BORROWER TO RECEIVE SERVICE OF PROCESS IN ANY SUCH PROCEEDING SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT BASED THEREON.	QUALQUER REFERIDA AÇÃO OU PROCESSO. A DEVEDORA, NESTE ATO, CONSENTE IRREVOGAVELMENTE COM A ENTREGA DE CITAÇÃO A ELA NESSE PROCESSO POR MEIO DO ENVIO DAS RESPECTIVAS CÓPIAS POR CARTA REGISTRADA AO SEU ENDEREÇO, CONFORME ESPECIFICADO NESTE INSTRUMENTO OU DE QUALQUER OUTRA FORMA PERMITIDA POR LEI. A OMISSÃO DA DEVEDORA EM RECEBER CITAÇÃO EM QUALQUER REFERIDO PROCESSO NÃO DEVERÁ AFETAR A VALIDADE DESSA ENTREGA OU QUALQUER SENTENÇA COM BASE NA MESMA.

C. PROCESS AGENT. FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE BORROWER HEREBY IRREVOCABLY DESIGNATES THE PROCESS AGENT (AS SET OUT IN THE PREAMBLE) TO ACCEPT ON BEHALF OF THE BORROWER SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS, AND THAT SERVICE IN SUCH MANNER SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. IN THE EVENT THAT THE INITIAL OR ANY SUCCESSOR PROCESS AGENT SHALL CEASE TO REPRESENT THE BORROWER, THE BORROWER SHALL PROMPTLY AND IRREVOCABLY DESIGNATE A SUCCESSOR IN NEW YORK CITY, NEW YORK (WHICH APPOINTMENT THE SUCCESSOR PROCESS AGENT MUST ACCEPT IN WRITING PRIOR TO THE TERMINATION FOR ANY REASON OF THE APPOINTMENT	C. AGENTE DE CITAÇÃO. PARA OS FINS DOS PROCESSOS NOS TRIBUNAIS DO ESTADO DE NOVA YORK E NO JUÍZO FEDERAL DE PRIMEIRA INSTÂNCIA DO DISTRITO SUL DE NOVA YORK, A DEVEDORA, NESTE ATO, DESIGNAM IRREVOGAVELMENTE O AGENTE DE CITAÇÃO (CONFORME PREVISTO NO PREÂMBULO) PARA ACEITAR, EM NOME DA DEVEDORA, A ENTREGA DE TODOS E QUAISQUER CITAÇÕES OR OUTROS DOCUMENTOS QUE VIEREM A SER ENTREGUES EM QUALQUER AÇÃO OU PROCESSO EM QUALQUER DESSES TRIBUNAIS, E QUE A ENTREGA DESSA FORMA, NA MÁXIMA MEDIDA PERMITIDA POR LEI, SERÁ CONSIDERADA UMA ENTREGA DE CITAÇÃO VÁLIDA A ELA EM QUALQUER REFERIDA AÇÃO, PROCESSO OU PROCEDIMENTO. NO CASO DE O AGENTE DE CITAÇÃO INICIAL OU QUALQUER AGENTE DE CITAÇÃO SUCESSOR DEIXAR DE REPRESENTAR A DEVEDORA, A DEVEDORA DEVERÁ IMEDIATA E IRREVOGAVELMENTE DESIGNAR UM SUCESSOR NA CIDADE DE NOVA YORK, NOVA YORK (NOMEAÇÃO ESSA QUE O AGENTE DE CITAÇÃO SUCESSOR DEVERÁ ACEITAR POR ESCRITO ANTES DO TÉRMINO, POR

LOAN AGREEMENT	CONTRATO DE MÚTUO
OF THE THEN CURRENT PROCESS AGENT).	QUALQUER MOTIVO, DA NOMEAÇÃO DO AGENTE DE CITAÇÃO EM EXERCÍCIO NA ÉPOCA).

14. DATA PROTECTION	14. PRIVACIDADE E PROTEÇÃO DE DADOS

A. The Parties expressly agree to comply with all applicable legislation on information security, privacy and data protection, including (Always when applicable) the Brazilian Federal Law n. 13.709/2018 (“LGPD”) and the Civil Rights Law of New York State.	A. As Partes se comprometem a cumprir toda a legislação aplicável sobre segurança da informação, privacidade e proteção de dados, inclusive (sempre quando aplicáveis) a Lei Federal Brasileira n.º 13.709/2018 (“LGPD”) e a Lei de Direitos Civis do Estado de Nova York.

B. The Parties expressly agree to process personal data that they share with each other in order to fulfill purposes previously established between the Parties and related to this Agreement , and the data processing shall last as long as necessary to fulfill this Agreement or legal/regulatory obligations to which Parties are subject.	B. As partes comprometem-se a tratar dados pessoais que venham a compartilhar uma com a outra para cumprir finalidades estabelecidas previamente entre as Partes e relacionada ao presente contrato, devendo o tratamento de dados durar o tempo necessário para o cumprimento do Contrato ou de obrigações legais/regulatórias às quais as Partes estejam sujeitas.

C. The Parties ensures that it does not know the existence of any laws in its countries or location of origin which, in the moment of the conclusion of this Agreement have any substantial adverse effect on the obligations undertaken here, and will inform each other immediately in case it takes notice of any laws or regulations in this sense.	C. As Partes garantem que não conhecem a existência de quaisquer leis de seu país ou localidade de origem que no momento da celebração deste Instrumento tenham um efeito adverso substancial sobre as obrigações aqui assumidas e irão informar uma a outra imediatamente caso tomem conhecimento de qualquer Lei ou regulamentação nesse sentido a que esteja sujeito.

D. The Parties expressly agree that in the event of Internacional data transfer, they will apply to the processing all security, technical and organizational measures necessary to ensure the integrity, confidentiality and availability of personal data transferred.	D. As Partes declaram que na hipótese de realizarem transferência internacional de Dados, aplicarão ao tratamento todas as medidas de segurança, técnicas e organizacionais necessária as garantir a integridade, confidencialidade e

LOAN AGREEMENT	CONTRATO DE MÚTUO
disponibilidade dos dados pessoais transferidos.

E. The Parties expressly agree not to share with third parties any personal data processed as a result of this Agreement, unless it is an essential requirement for the performance of this Agreement, and shall maintain an up-to-date list of all person, agents, or third parties involved in the data processing operations, and guarantee and document that whoever receives the Personal Data assumes the same obligations applicable to the Parties regarding the fulfillment of this Agreement, the Brazilian laws, the American Laws and the laws from the country where it is located which refer to the data protection (always when applicable).	E. As Partes se comprometem a não compartilhar com terceiros dados pessoais tratados em razão da presente relação contratual, a menos que seja requisito essencial para a execução do contrato, devendo manter uma relação atualizada de todas as pessoas, agentes ou terceiros envolvidos nas operações de tratamento de dados, bem como garantir e documentar que tais terceiros assumem as mesmas obrigações aplicáveis às partes no que diz respeito ao cumprimento deste Contrato, das leis brasileiras, das leis americanas e das leis do país onde estiver localizada e que se referirem a proteção de dados (sempre quando aplicáveis).

F. In case of conflict between the conditions established in this Agreement and any other provisions previously agreed between the Parties referring to the Personal Data Processing, the provisions of this Agreement must prevail.	F. Em caso de conflito entre as condições estabelecidas neste Contrato e qualquer outra disposição previamente acordada entre as Partes referente ao tratamento de Dados Pessoais, as disposições do Contrato deverão prevalecer.

G. Despite any contrary provision, the obligations of the Parties related to Data Protection shall remain in effect for as long as they process personal data provided under this Agreement, even if the binding relationships established between the Parties have expired.	G. Não obstante qualquer disposição em contrário, as obrigações das Partes relacionadas a Proteção de Dados permanecerão em vigor enquanto realizarem o tratamento de dados pessoais obtidos em razão deste Contrato, mesmo se as relações obrigacionais estabelecidas entre as Partes tiverem expirado.

15. MISCELLANEOUS.	15. DISPOSIÇÕES DIVERSAS.

A. Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or privilege under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or	A. Renúncia. Nenhuma falha por parte do Credor em exercer e não retardar em exercer qualquer direito, poder ou privilégio nos termos dos Documentos do Empréstimo operará como uma renúncia disso, nem qualquer exercício único ou

LOAN AGREEMENT	CONTRATO DE MÚTUO
privilege under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.	parcial de qualquer direito, poder ou privilégio nos termos dos Documentos do Empréstimo impedirá qualquer outro exercício ou exercício posterior deste instrumento ou o exercício de qualquer outro direito, poder ou privilégio.

B. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) in the case of fax messages, when acknowledged explicitly and (ii) in the case of letters or cables, when received. Each notice given hereunder to any party hereto shall be addressed to such party at its address given in Table I – Lender and Table II – Borrower.	B. Notificações. Todas as notificações e outras comunicações nos termos deste instrumento serão por escrito e consideradas terem sido entregues (i) no caso de mensagens eletrônicas, quando reconhecidas pelo destinatário e (ii) no caso de cartas ou mensagens eletrônicas, quando recebidas. Cada notificação entregue nos termos deste instrumento a qualquer parte contratante será endereçada a essa parte em seu endereço constante na Tabela I – Credor e Tabela II – Devedora.

C. Assignments, Participations. The Lender may at any time sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of its rights under the Loan Documents without the consent of Borrower. Borrower may not assign or transfer any of its rights or obligations hereunder without the express prior written consents of the Lender.	C. Cessões, Participações. O Credor pode em qualquer ocasião vender, ceder, transferir, negociar, conceder participação ou de outro modo dispor de seus direitos nos termos dos Documentos do Empréstimo sem a anuência da Devedora. Esta não pode ceder ou transferir nenhum de seus direitos ou obrigações nos termos deste instrumento sem a expressa anuência prévia por escrito do Credor.

D. Amendments, Etc. No amendment or waiver of any provision of any Loan Document nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.	D. Aditamentos, Etc. Nenhum aditamento ou renúncia de qualquer disposição de qualquer documento de Empréstimo nem nenhum consentimento a qualquer divergência pela Devedora disso, em nenhum evento será efetivo a menos que isso seja por escrito e firmado pelo Credor e pela Devedora, e, então, essa renúncia ou consentimento será efetivo somente no exemplo específico e para a finalidade específica para a qual foi dada.

E. Modifications. No modification or waiver of any provision of the Loan	E. Modificações. Nenhuma modificação ou renúncia de qualquer disposição dos

LOAN AGREEMENT	CONTRATO DE MÚTUO
Documents, and no consents to any departure by Borrower therefrom, shall be effective unless the same shall be in writing signed by the Lender.	Documentos do Empréstimo, e nenhuma anuência de qualquer divergência pela Devedora disso, serão efetivas a menos que sejam por escrito firmadas pelo Credor.

F. Severability. Every provision of the Loan Documents is intended to be severable, and if any term or provision hereof shall be invalid, illegal, or unenforceable for any reason, the validity, legality, and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality, or unenforceability in any jurisdiction shall not affect the validity, legality, or enforceability of any such term or provision in any other jurisdiction.	F. Independência das Disposições Contratuais. Cada disposição dos Documentos do Empréstimo é destinada a ser independente, e se qualquer termo ou disposição deste instrumento for inválido, ilegal ou inexequível por qualquer razão, a validade, legalidade e exequibilidade das suas disposições remanescentes não serão afetadas ou prejudicadas por isso, e qualquer invalidade, ilegalidade ou inexequibilidade em qualquer jurisdição não afetará a validade, legalidade ou exequibilidade de qualquer referido termo ou disposição em qualquer outra jurisdição.

G. Controlling Language. This Agreement is being executed in English and Portuguese. Should there be any differences in interpretation of this Agreement, English shall be binding and controlling language for all matters relating to the meaning, interpretation or enforcement of this Agreement.	G. Língua. Este Contrato é celebrado em Português e Inglês. Havendo divergência entre as versões, prevalecerá a versão em inglês, para todas as questões relacionadas com significado, a interpretação ou aplicação do presente Contrato.

H. Survival of Representations and Warranties; Survival of Agreement. All covenants, agreements, warranties and representations made herein shall survive the execution hereof and shall inure to the benefit of the respective successors and assigns of the Lender.	H. Subsistência de Declarações e Garantias; Subsistência de Contrato. Todas as avenças, acordos, garantias e declarações feitas no presente instrumento subsistirão à sua assinatura e perdurarão para o benefício dos respectivos sucessores e cessionários do Credor.

I. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement.	I. Vias. O presente Contrato pode ser firmado em diversas vias, cada uma das quais será considerada um original e todas, quando tomadas juntas, constituirão um e o mesmo Contrato.

LOAN AGREEMENT	CONTRATO DE MÚTUO

J. Entire Agreement. This Agreement contains the entire understanding of and supersedes all prior agreements, written and verbal, between the Lender, the Borrower with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.	J. Acordo Integral. O presente Contrato contém o entendimento integral e substitui todos os acordos anteriores, verbais e por escrito, entre o Credor e a Devedora a respeito de seu objeto e não será modificado exceto por escrito, firmado pelas partes contratantes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first written above.	EM TESTEMUNHO DO QUÊ, as partes contratantes providenciaram para que o presente Contrato fosse assinado por seus respectivos diretores ou agentes devidamente autorizados para tanto na data primeiro prevista acima.

LOAN AGREEMENT	CONTRATO DE MÚTUO
SIGNATURE PAGE	PÁGINA DE ASSINATURA

Loan Agreement	Contrato de Empréstimo

BANCO BRADESCO S.A., Grand Cayman Branch (The Lender)	BANCO BRADESCO S.A., Grand Cayman Branch (O Credor)

By/Por:	/s/ Leandro Almeida Althmann	By/Por:	/s/ Cristiane de Cassia Echeguren Campos
	Name/Nome:		Name/Nome:
	Title/Cargo:		Title/Cargo:

LOAN AGREEMENT	CONTRATO DE MÚTUO
SIGNATURE PAGE	PÁGINA DE ASSINATURA

Loan Agreement	Contrato de Empréstimo

MINERACAO APOENA S.A (The Borrower)	MINERACAO APOENA S.A (A Devedora)

By/Por:	/s/ Simone Pereira Goncalves	By/Por:	/s/ Frederico Izaias Silva
	Name/Nome:		Name/Nome:
	Title/Cargo:		Title/Cargo:

LOAN AGREEMENT	CONTRATO DE MÚTUO
SIGNATURE PAGE	PÁGINA DE ASSINATURA

Loan Agreement	Contrato de Empréstimo

Dated as of December 17th, 2024	Datado de 17 de dezembro de 2024

WITNESSES (The Witnesses)	TESTEMUNHAS ((As Testemunhas)

By/Por:	/s/ Aline Aquino de Freitas	By/Por:	/s/ Luciana Vasconcellos de Azevedo Ramos
	Name/Nome:		Name/Nome:
	Title/Cargo:		Title/Cargo:

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